Execution Version

ADMINISTRATIVE SERVICES AGREEMENT

THIS ADMINSTRATIVE SERVICES AGREEMENT (“Agreement” or “ASA”) made as of May 1, 2017  by and between each entity listed on Annex I attached hereto (each a “Fund” or collectively the “Funds”), and THE BANK OF NEW YORK MELLON, a corporation organized under the laws of the State of New York, through its Alternative Investment Services group (“BNY Mellon”).

W I T N E S S E T H:

WHEREAS, each Fund is registered as a closed-end investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, each Fund desires to retain BNY Mellon to provide the various services described herein and BNY Mellon is willing to provide such services, all as more fully set forth below;

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

1.	Definitions.

Whenever used in this Agreement, unless the context otherwise requires, the following words shall have the meanings set forth below:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Authorized Person” shall mean each person, whether or not an officer or employee of a Fund, duly authorized by the Board to give Instructions on behalf of such Fund as set forth in Schedule D hereto. The persons set forth in Schedule D may be changed only in a writing substantially in the form of Schedule D actually received and acknowledged by BNY Mellon.

“BNY Mellon Affiliate” shall mean any office, branch, or subsidiary of The Bank of New York Mellon Corporation.

“Board” shall mean a Fund’s board of directors, board of managers, board of trustees or other governing body, as applicable.

“Claim” means any claim, demand, suit, action, obligation, liability, suit, controversy, breach, proceeding or allegation of any nature, including any threat of any of the foregoing (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory or forum.

Execution Version

“Confidential Information” shall have the meaning given in Section 6(o) of this Agreement.

“Instructions” shall mean written communications actually received by BNY Mellon by S.W.I.F.T., tested telex, letter, facsimile transmission, or other method or system specified by BNY Mellon as available for use in connection with the services hereunder, whether from a Shareholder or a Fund.

“Investment Advisor” shall mean Ironwood Capital Management.

“Loss” and “Losses” means any one, or any series of related, losses, costs, damages, expenses, awards, judgments, assessments, fines, penalties, payments or payment obligations, reimbursements, adverse monetary consequences or monetary liabilities or obligations of any nature, including without limitation any of the foregoing arising out of any Claim or out of any obligation of one party to the other under this Agreement, including any obligation to indemnify and defend, and all costs of litigation or threatened litigation such as but not limited to court costs, costs of counsel, discovery, experts, settlement and investigation.

“Loss Date” means the date of occurrence of the event or circumstance causing a particular Loss, or the date of occurrence of the first event or circumstance in a series of events or circumstances causing a particular Loss.

“Net Assets” shall mean total assets less total liabilities, including unrealized profits and losses on open positions, accrued income and expense, calculated in accordance with generally accepted accounting principles as more fully described in the Funds’ Offering Materials.

“Offering Materials” shall mean the Funds’ Prospectuses, Statements of Additional Information or similar materials with respect to its offering of the Shares.

“Organizational Documents” shall mean a Fund’s certificate of incorporation, certificate of formation or organization, certificate of limited partnership, LLCA, limited partnership agreement, memorandum of association, limited liability company agreement, or similar documents of formation or organization, as applicable.

“Privacy and Data Security Laws” shall mean all applicable privacy and data security laws and regulations in all relevant jurisdictions, including without limitation: (i) The Gramm-Leach-Bliley Act, 15 U.S.C. §§ 6801-6809; and (ii) Mass. Gen. Law 93H, 201 C.M.R. 17.00.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Laws” means the 1933 Act, the 1934 Act and the 1940 Act.

Execution Version

“Series” shall mean the various portfolios, if any, of the Fund listed on Annex I hereto, and if none are listed references to Series shall be references to the Fund.

“Shareholders” shall mean the beneficial owners of Shares of the Fund.

“Shares” shall mean the record and beneficial ownership interests of the Funds offered to Shareholders.

“Valuation Policy” shall mean each Fund’s valuation policy approved by the Fund’s Board, as most recently conveyed to BNY Mellon.

2.	Appointment.

Each Fund hereby appoints BNY Mellon for the term of this Agreement to perform the services described herein.  BNY Mellon hereby accepts such appointment and agrees to perform the duties hereinafter set forth.

3.	Representations and Warranties.

(a)          Each Fund hereby represents and warrants to BNY Mellon, which representations and warranties shall be deemed to be continuing, that:

(i)            It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(ii)          This Agreement has been duly authorized, executed and delivered by such Fund in accordance with all requisite action of the Board and constitutes a valid and legally binding obligation of such Fund, enforceable in accordance with its terms;

(iii)         The Fund is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification;

(iv)         It is conducting its business in material compliance with all laws and regulations applicable to it, has made and will continue to make all necessary filings including tax filings, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its Organizational Documents nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property that would prohibit its execution or performance of this Agreement;

Execution Version

(v)          The terms of this Agreement, the fees and expenses associated with this Agreement and any benefits accruing to BNY Mellon in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, upfront payments, signing payments or periodic payments made or to be made by BNY Mellon relating to this Agreement have been fully disclosed to the Board of the Fund;

(vi)          Each person named on Schedule D hereto is duly authorized by such Fund to be an Authorized Person hereunder;

(vii)         The method of valuation of securities and the method of computing the Net Asset Value shall be set forth in the Valuation Policy.  To the extent the Valuation Policy would violate any applicable laws or regulations, the Fund shall immediately, upon becoming aware of such violation, notify BNY Mellon in writing and thereafter shall either furnish BNY Mellon with the appropriate values of securities, net asset value or other computation, as the case may be, or, subject to the prior approval of BNY Mellon, instruct BNY Mellon in writing to value securities and/or compute net asset value or other computations in a manner the Fund specifies in writing, and either the furnishing of such values or the giving of such instructions shall constitute a representation by the Fund that the same is consistent with all applicable laws and regulations and with its Prospectus.

(viii)          Each Fund shall promptly notify BNY Mellon in writing if any of the foregoing representations and warranties are no longer true in any material respects.

(b)           BNY Mellon hereby represents and warrants to the Funds and the Investment Advisor, which representations and warranties shall be deemed to be continuing, that:

(i)            It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(ii)           BNY Mellon is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification;

(iii)           This Agreement has been duly authorized, executed and delivered by BNY Mellon in accordance with all requisite action and constitutes a valid and legally binding obligation of BNY Mellon, enforceable in accordance with its terms;

(iv)          In connection with the services provided hereunder, it is conducting its business in material compliance with all applicable laws and regulations, has made and will continue to make all necessary filings including tax filings, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its organizational documents nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property that would prohibit its execution or performance of this Agreement.

Execution Version

4.	Delivery of Documents.

(a)          Each Fund will promptly deliver to BNY Mellon true and correct copies of each of the following documents as currently in effect and will promptly deliver to it all future amendments and supplements thereto, if any:

(i)          The Fund’s certificate of formation or other organizational document and all amendments thereto (the “Certificate”);

(ii)          The Fund’s limited liability company agreement (the “LLCA”);

 (iii)          Resolutions of the Fund’s Board authorizing the execution, delivery and performance of this Agreement by the Fund;

(iv)          The Fund’s registration statement most recently filed with the Securities and Exchange Commission (the “SEC”) relating to the Shares of the Fund (the “Registration Statement”);

(v)           The Fund’s Notification of Registration under the 1940 Act on Form N-8A filed with the SEC; and

(vi)          The Fund’s Prospectus and Statement of Additional Information to the extent not included in (iv) above (collectively, the “Prospectus”).

(b)          Each copy of the Certificate shall be certified by the Secretary of State (or other appropriate official) of the state of organization, and if the Certificate is required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to BNY Mellon.  Each copy of the LLCA, Registration Statement and Prospectus, and all amendments thereto, and copies of Board resolutions, shall be certified by the Secretary or an Assistant Secretary of the appropriate Fund.

(c)          It shall be the sole responsibility of each Fund to deliver to BNY Mellon its currently effective Prospectus and BNY Mellon shall not be deemed to have notice of any information contained in such Prospectus until it is actually received by BNY Mellon. BNY Mellon shall not be deemed to have notice of any information (other than information supplied by BNY Mellon) contained in such documents or materials until they are actually received by BNY Mellon.

Execution Version

5.	Certain Duties of the Funds.

(a)         The Funds shall be solely responsible for accurately and timely supplying BNY Mellon with complete financial and other information relating to the Funds in order for BNY Mellon to provide the services set forth on Schedule A.

(b)         Each Fund acknowledges that BNY Mellon is not a public accounting or auditing firm, is not a fiduciary of a public accounting or auditing firm, and does not provide public accounting or auditing services or advice and will not be making any tax filings or doing any tax reporting on its behalf, other than those specifically agreed to hereunder.

(c)          Each Fund acknowledges that it may be considered a U.S. withholding agent and/or may be required to file information or other tax returns under the U.S. Internal Revenue Code and related regulations (“IRC and Regulations”).  Each Fund agrees that it or its designated agents are, and will continue to be, in material compliance with all withholding and reporting required by the IRC and Regulations. Therefore, unless otherwise specified in a written agreement, BNY Mellon and BNY Mellon Affiliates will not be responsible for withholding or depositing taxes, nor will it/they be responsible (except as described in Schedule A, Sections 3 and 4) for any related tax filings or information reporting, including but not limited to Forms 945, 1065, 1065 K-1, 8804, 8805, 1120 or 1120F.

(d)        The Funds, and not BNY Mellon, shall pay all brokerage commissions, margins, option premiums, interest charges, floor commissions and fees, and other transaction costs and expenses charged and incurred by broker-dealers and/or futures commission merchants and their agents.

(e)         Each Fund shall use its best efforts to cause its Authorized Persons, Investment Advisor, independent accountant, previous administrator (if any) and transfer agent (if other than BNY Mellon) to cooperate with BNY Mellon and to provide BNY Mellon, upon request, with such information and documents relating to such Fund as is within the possession or knowledge of such persons and as is permitted to be shared with BNY Mellon, in order to enable BNY Mellon to perform its duties hereunder.  In connection with its duties hereunder, BNY Mellon shall be entitled to rely and shall be held harmless by the Funds when acting in reliance on, such information or documents provided to BNY Mellon by any of the aforementioned persons.  BNY Mellon shall not be liable for any loss, damage or expense resulting from or arising out of the failure of the Funds to cause any information, documents or advice to be provided to or shared with BNY Mellon as provided herein.  All fees or costs charged by such persons shall be borne by the Funds.

(f)           Each Fund acknowledges for itself and its users that certain information provided by BNY Mellon on its websites may be protected by copyrights, trademarks, service marks and/or other intellectual property rights, and as such, agrees that all such information provided is for the sole and exclusive use of the Fund and its users. Certain information provided by BNY Mellon is supplied to BNY Mellon pursuant to third party licensing agreements which restrict the use of such information and protect the proprietary rights of the appropriate licensor (“Licensor”) with respect to such information.  Therefore, each Fund, on behalf of itself and its users, further agrees not to disclose, disseminate, reproduce, redistribute or republish information provided by BNY Mellon on its websites in any way without the express written permission of BNY Mellon and the Licensor. (Licensor permission to be obtained by BNY Mellon prior to BNY Mellon providing its permission.)

Execution Version

(g)         The Funds shall promptly notify BNY Mellon in writing of any and all legal proceedings or securities investigations (excluding routine examinations) filed or commenced and for which the Fund has reasonable notice against any Fund, the Investment Advisor or the Board.

6.	Duties and Obligations of BNY Mellon.

(a)          Subject to the direction and control of the Funds’ Board and the terms and conditions of this Agreement, including Schedule A, BNY Mellon shall provide to the Funds the services set forth in Schedule A (the “Activities”).

(b)         Except to the extent otherwise indicated on Schedule A, BNY Mellon shall not provide any services relating to the management, investment advisory or sub-advisory functions of the Funds, distribution of Shares of any Fund, maintenance of any Fund’s financial records or other services normally performed by the Funds’ respective counsel or independent auditors, and the services provided by BNY Mellon do not constitute, nor shall they be construed as constituting, legal advice or the provision of legal services for or on behalf of the Fund or any other person, and the Fund acknowledges that BNY Mellon does not provide public accounting or auditing services or advice and will not be making any tax filings, or doing any tax reporting on its behalf, other than those specifically agreed to hereunder.  The scope of services provided by BNY Mellon under this Agreement shall not be increased as a result of new or revised regulatory or other requirements that may become applicable with respect to the Fund, unless the Fund and BNY Mellon expressly agree in writing to any such increase in the scope of services.

(c)         Notwithstanding any provision hereof, the services of BNY Mellon are not, nor shall they be construed as constituting, legal advice or the provision of legal services for or on behalf of any Fund or any other person.  Neither this Agreement nor the provision of services under this Agreement establishes or is intended to establish an attorney-client relationship between any Fund and BNY Mellon.

(d)         Upon receipt of the Funds’ prior written consent (which shall not be unreasonably withheld), BNY Mellon may delegate any of its duties and obligations hereunder to any delegee or agent whenever and on such terms and conditions as it deems necessary or appropriate.  Notwithstanding the foregoing, the Funds’ consent shall not be required for any such delegation to any BNY Mellon Affiliate notwithstanding the domicile of such BNY Mellon Affiliate, but BNY Mellon shall consult with the Funds prior to any such delegation where BNY Mellon deems such consultation appropriate.

Execution Version

BNY Mellon shall not be liable for any loss, damage or expense incurred as a result of errors or omissions of any permitted delegee or agent; provided, that BNY Mellon shall have selected and monitored such delegee or agent with reasonable care; provided, further, that BNY Mellon shall be liable for the acts or omissions of any BNY Mellon Affiliate to the same extent it would be liable under the terms hereof had it committed such act or omission and not delegated the relevant duties to such BNY Mellon Affiliate.  Notwithstanding the foregoing or anything to the contrary in this Agreement, BNY Mellon may subcontract with, hire, engage or otherwise outsource to any BNY Mellon Affiliate with respect to the performance of any one or more of the functions, services, duties or obligations of BNY Mellon under this Agreement (“Outsourcing”) but any such Outsourcing by BNY Mellon shall not relieve BNY Mellon of any of its obligations hereunder and BNY Mellon shall be liable for the acts or omissions of any BNY Mellon Affiliate to the same extent it would be liable under the terms hereof had it committed such acts or omissions.  For the avoidance of doubt, such Outsourcing by BNY Mellon to a BNY Mellon Affiliate shall not be considered a delegation under this Agreement.  Unless otherwise agreed to by the parties, additional expenses or fees resulting from any delegation or Outsourcing pursuant to this paragraph shall be the sole responsibility of BNY Mellon or its affiliates.

(e)         BNY Mellon shall, as agent for each Fund, maintain and keep current the books, accounts and other documents, if any, listed in Schedule A, and such other books and records as BNY Mellon is required to maintain pursuant to Rule 31a-1 of the 1940 Act in connection with the services provided hereunder.  Such books and records shall be prepared and maintained as required by the 1940 Act.  Such books, accounts and other documents shall be made available upon reasonable request for inspection by officers, employees and auditors of the Funds and/or the Investment Advisor during BNY Mellon’s normal business hours.  To the extent permitted by and consistent with applicable requirements of any laws, rules and regulations applicable to the Funds, or BNY Mellon, any such books or records may be maintained in the form of electronic media and stored on any magnetic disk or tape or similar recording method.  Except as otherwise authorized by the Funds or their agents, all such records (other than those which are not of a material nature) shall be preserved by BNY Mellon for a period of at least six (6) years, unless delivered to a duly appointed successor or to the Funds.

(f)          All records maintained and preserved by BNY Mellon pursuant to this Agreement shall be and remain the property of the Funds and shall be surrendered to the Funds promptly upon request in the form in which such records have been maintained and preserved.  Upon reasonable request of the Funds, BNY Mellon shall provide in hard copy or electronic format any records included in any such delivery which are maintained by BNY Mellon in the form of electronic media and stored on any magnetic disk or tape or similar recording method, and the Funds shall reimburse BNY Mellon for its expenses incurred in providing such records.

(g)         The Funds, and their auditors and the Investment Advisor shall at the Funds’ own cost and expense have the right to inspect the records maintained in accordance with Sections 5 (e) and (f) herein upon reasonable notice subject to such limitations as BNY Mellon may impose.

Execution Version

(h)         The Funds shall furnish BNY Mellon with any and all Instructions, explanations, information, specifications and documentation reasonably deemed necessary by BNY Mellon in the performance of its duties hereunder, including the amounts or written formula for calculating the amounts and times of accrual of the Funds’ liabilities and expenses.  BNY Mellon shall not be required to include as the Funds’ liabilities and expenses, nor as a reduction of Net Assets, any accrual for any income taxes unless the Funds shall have specified to BNY Mellon the precise amount of the same to be included in liabilities and expenses or used to reduce Net Assets.  BNY Mellon shall endeavor to determine the value of securities and other assets owned by the Funds in the manner described in the Valuation Policy.  At any time and from time to time, the Funds may, if consistent with and to the extent permitted by the Offering Materials, furnish BNY Mellon with bid, offer, estimated fair values or market values of securities or other assets and instruct BNY Mellon to use such information in its calculations hereunder.  BNY Mellon shall at no time be required or obligated to commence or maintain either any utilization of, or subscriptions to, any securities pricing or similar service or any arrangements with any brokers, dealers or market makers or specialists described in the Offering Materials.  In no event shall BNY Mellon be required to determine, or have any obligations with respect to, whether a market price represents any fair or true value, nor (except as instructed by the Fund) to adjust any price to reflect any events or announcements, including, without limitation, those with respect to the issuer thereof, it being agreed that all such determinations and considerations shall be solely for the Fund.

(i)           In the event BNY Mellon’s computations hereunder rely, in whole or in part, upon information, including (i) bid, offer or market values of securities or other assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by BNY Mellon which BNY Mellon in its judgment deems reliable, or (ii) prices or values supplied by the Fund or by brokers, dealers, market makers, or specialists described in the Offering Materials, BNY Mellon shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information.  BNY Mellon shall not be required to inquire into any valuation of securities or other assets by the Funds or any third party described above, even though BNY Mellon in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.  BNY Mellon, in performing the services required of it under the terms of this Agreement, shall not be responsible for determining whether any interest accruable to the Funds is or will be actually paid, but will accrue such interest until otherwise instructed by the Funds.

(j)          The method of valuation of securities and the method of computing the Net Assets shall be as set forth in the Valuation Policy, which shall at all times be consistent with the valuation methodology disclosed in the Offering Materials of the Funds.  To the extent the description of the valuation methodology of securities or other assets or computation of Net Assets as specified in the Funds’ then currently effective Offering Materials is at any time materially inconsistent with any applicable laws or regulations, the Funds shall upon becoming aware of such inconsistency, promptly so notify BNY Mellon in writing and thereafter shall either furnish BNY Mellon at all appropriate times with the values of such securities or other assets and Net Assets, or subject to the prior approval of BNY Mellon, instruct BNY Mellon in writing as to the appropriate valuation methodology to be employed by BNY Mellon to compute Net Assets in a manner that the Funds then represent in writing to be materially consistent with all applicable laws and regulations.

Execution Version

The Funds may also from time to time, subject to the prior approval of BNY Mellon (which shall not be unreasonably withheld), instruct BNY Mellon in writing to compute the value of the securities or other assets or Net Assets in a manner other than as specified in this Agreement.  By giving such instruction, the Funds shall be deemed to have represented that such instruction is materially consistent with all applicable laws and regulations and the then currently effective Offering Materials.

(k)         BNY Mellon, in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all Instructions, explanations, information, specifications and documentation furnished to it on behalf of the Funds and shall have no duty or obligation to review the accuracy, validity or propriety of such Instructions, explanations, information, specifications or documentation furnished to it on behalf of the Funds, including the amounts or formula for calculating the amounts and times of accrual liabilities and expenses; and the amounts receivable and the amounts payable on the sale or purchase of securities.

(l)           BNY Mellon may apply to an Authorized Person of the Funds for Instructions with respect to any matter arising in connection with BNY Mellon’s performance hereunder, and BNY Mellon shall not be liable for any action taken or omitted  by it in good faith without gross negligence or willful misconduct in accordance with such Instructions.  Such application for Instructions may, at the option of BNY Mellon, set forth in writing any action proposed to be taken or omitted to be taken by BNY Mellon with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken.

(m)         BNY Mellon may consult with counsel to the Funds at the Funds’ expense if such consultation is approved in advance by the Funds, or may consult with its own counsel at BNY Mellon’s expense, and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of such counsel.

(n)         BNY Mellon shall have no duties or responsibilities whatsoever under this Agreement including any custodial duties, except such duties and responsibilities as are specifically set forth in this Agreement, including Schedule A, and no covenant or obligation shall be implied against BNY Mellon in connection with this Agreement.  BNY Mellon and the Funds acknowledge that a BNY Mellon Affiliate  serves as custodian of the Funds pursuant to a Custody Agreement dated as of October 28, 2010.

Execution Version

(o)         BNY Mellon agrees to treat as confidential information all accounting and Shareholder information and other business records of the Funds including any technical, financial, business, performance, employee, investor or customer information or other data in written, electronic, verbal or any other form, including any information relating to any Fund investment, disclosed or made available to BNY Mellon on, prior to or after the date of this Agreement, in connection with its provision of services pursuant to the terms of this Agreement or in connection with its due diligence on the Funds or the Investment Advisor in consideration of entering into this Agreement (all such information, the “Confidential Information”) and BNY Mellon shall not use or disclose the Confidential Information to any other person, or permit its representatives to use or disclose the Confidential Information to any other person, except to (i) its employees, BNY Mellon Affiliates, permitted delegates and agents, and other service providers to the Funds in connection with BNY Mellon’s provision of services hereunder (including, without limitation, information provided by BNY Mellon in connection with an independent third party compliance or other review), (ii) its and the Funds’ respective regulators, examiners, internal and external accountants, auditors, directors, officers and counsel, or (iii) any other person when required by a court order or legal process, or whenever advised by its counsel that it would be liable for  failure to make such disclosure; provided that, in such event to the extent permitted by applicable law, BNY Mellon promptly notifies the applicable Fund and the Investment Advisor and, at the Fund’s or the Investment Advisor’s request, cooperates with the Fund and the Investment Advisor in any attempt to contest or limit such required disclosure (it being understood that prior notice is not allowed by the Federal Reserve without its express permission).  BNY Mellon shall instruct its delegates, agents, employees, regulators, examiners, internal and external accountants, auditors, and counsel, and instruct any BNY Mellon Affiliate, delegate or agent to instruct its employees, regulators, examiners, internal and external accountants, auditors, and counsel, who may be afforded access to Confidential Information of such obligations of confidentiality, and shall not use the Confidential Information for any purpose other than the provision of services hereunder.  Confidential Information shall not include any information that (i) is or becomes public knowledge through no act or omission of the receiving person, (ii) is publicly disclosed by a Fund or any Shareholder, or (iii) is otherwise obtained from third parties not known by BNY Mellon to be bound by a duty of confidentiality.  Except to the extent prohibited by applicable law, BNY Mellon shall notify the Funds as soon as practicable in the event that it has determined that there has been of any actual unauthorized access to the Funds’ non-public confidential information (a “Data Security Incident”), regardless of whether the records are in electronic or hard copy form. Such notifications shall summarize the material facts concerning the Data Security Incident and any actions already taken by BNY Mellon.  BNY Mellon shall provide assistance to the Funds concerning (i) the investigation of the material facts and scope of any Data Security Incident, and (ii) any notifications to affected businesses, individuals, government or regulatory bodies.

Execution Version

(p)         The Bank of New York Mellon Corporation is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”).  The BNY Mellon Group may centralize functions, including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third-party service providers.  Notwithstanding anything contained elsewhere in this Agreement, solely in connection with the Centralized Functions, (i) each Fund consents to the disclosure of, and authorizes BNY Mellon to disclose, information regarding the Funds and their accounts (“Fund-Related Data”) to the BNY Mellon Group and to its third-party service providers who are subject to confidentiality obligations with respect to such information and (ii) BNY Mellon may store the names and business addresses of Fund employees on the systems or in the records of the BNY Mellon Group or its service providers.  In addition, the BNY Mellon Group may aggregate Fund-Related Data with other data collected and/or calculated by the BNY Mellon Group, and the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Fund-Related Data with the Funds.  BNY Mellon may disclose Fund-Related Data as required by law or at the request of any governmental or regulatory authority.

(q)         BNY Mellon will implement and maintain a comprehensive written information security program with written policies and procedures designed to protect the confidentiality and integrity of Shareholder’s records and information, including non-public personal information of Shareholders.  The information security program will contain administrative  technical and physical safeguards, appropriate to the type of information concerned, designed to: (i) take reasonable precautions to ensure the security of Shareholder records and information, (ii) protect against any anticipated threats or hazards to the security or integrity of such records or information, (iii) protect against unauthorized access to or use of such records or information that would result in substantial harm or inconvenience to the Funds or to any Shareholder, (iv) detect and respond to any internal or external security breaches, and (v) ensure appropriate disposal of such information.  BNY Mellon will monitor and review its procedures periodically and revise them, as necessary, to ensure they appropriately address any reasonably foreseeable risks.  This program shall comply with applicable Privacy and Data Security Laws.

(r)          BNY Mellon may utilize systems and/or software designed, and databases provided, by certain third parties, and shall not be liable for any loss, damage or expense that occur as a result of the failure of any such systems, software, and/or databases not caused by BNY Mellon’s own bad faith, gross negligence or willful misconduct; provided that such third parties and their systems, software and databases were selected with due care by BNY Mellon.  In providing the services hereunder, BNY Mellon is authorized to utilize any vendor (including pricing and valuation services) reasonably believed by BNY Mellon to be reliable.  BNY Mellon shall not be liable for any loss, damage or expense incurred as a result of errors or omissions of any vendor utilized by BNY Mellon hereunder, provided, that such vendor was selected with reasonable care.  No such vendor shall be an agent or delegee of BNY Mellon hereunder.

Execution Version

(s)          BNY Mellon shall make reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available and, in the event of equipment failures, BNY Mellon shall, at no additional expense to the Fund, take reasonable steps to minimize service interruption.  BNY Mellon shall have no liability with respect to the loss of data or service caused by equipment failure, provided such loss or interruption is not caused by BNY Mellon’s own bad faith, gross negligence or willful misconduct.

(t)          BNY Mellon shall provide the Funds with a copy of any relevant independent audit reports including Assurance Reports on Controls at a Service Organization and Statement on Standards for Attestation Engagements No. 16 (SSAE 16) Reporting on Controls at a Service Organization (and any successor standard).

(u)         BNY Mellon shall maintain policies and procedures designed to achieve privacy  protection, business continuity and data security.

7.	Sub-Chapter M Testing

(a)         With respect to any Subchapter M diversification testing (“Sub-Chapter M Testing”), such services shall be provided pursuant to the terms of this Section 7.  The Sub-Chapter M Testing to be provided shall be as directed by each Fund and as mutually agreed between BNY Mellon and such Fund, and the results of BNY Mellon’s Sub-Chapter M Testing (“Calculation”) shall be sent to the Fund on a periodic basis as mutually agreed.  The Calculation shall be subject to review and approval by the Fund.  A Fund will examine each Calculation delivered to it by BNY Mellon and notify BNY Mellon of any error, omission or discrepancy within twenty (20) days of its receipt.  BNY Mellon shall have no responsibility or obligation to provide any portfolio compliance services other that those services specifically listed in Schedule A.

(b)        The Fund agrees to notify BNY Mellon promptly in writing if it fails to receive any such Calculation.  The Fund further acknowledges that unless it notifies BNY Mellon of any error, omission or discrepancy within twenty (20) days, such Calculation shall be deemed final and shall not be reissued.  In addition, if the Fund learns of any out-of-compliance condition before receiving a Calculation reflecting such condition, the Fund will notify BNY Mellon of such condition within seven (7) business days after discovery thereof.

(c)         While BNY Mellon will endeavor to identify out-of-compliance conditions, BNY Mellon does not and could not for the fees charged, make any guarantees, representations or warranties with respect to its ability to identify all such conditions.  In the event of any errors or omissions in the performance of Sub-Chapter M Testing, a Fund’s sole and exclusive remedy and BNY Mellon’s sole liability shall be limited to re-performance by BNY Mellon of the Sub-Chapter M Testing affected and in connection therewith the correction of any error or omission, if practicable, and the preparation of a corrected report, at no cost to the Fund.

Execution Version

8.	[Intentionally Omitted].

9.	Policies and Procedures.

(a)        BNY Mellon shall perform the services provided for in this Agreement in accordance with the written policies, processes, procedures, manuals, documentation and other operational guidelines of BNY Mellon governing the performance of the services in effect at the time the services are performed (“Standard Procedures”).  BNY Mellon may embody in its Standard Procedures, including Standard Procedures for determining whether an instruction it receives is “in good order” (“IGO”) or is “not in good order” (“NIGO”), and act in reliance on: a reasoned course of conduct, conduct it reasonably determines to be commercially reasonable or conduct consistent with generally accepted industry practices, principles or standards (“Industry Standard”).  Likewise, when in connection with a providing a service, including IGO and NIGO determinations, BNY Mellon is required to engage in conduct for which it does not have a Standard Procedure or Standard Procedures only partially address the facts and circumstances of a particular issue, BNY Mellon may engage in and act in reliance on: a reasoned course of conduct, conduct it reasonably determines to be commercially reasonable or conduct consistent with Industry Standards.  In making the decisions described in the foregoing sentences BNY Mellon may rely on such information, data, research, analysis and advice, including legal analysis and advice, as it reasonably determines appropriate under the circumstances.  For clarification: the published guidelines of the Securities Transfer Association shall constitute an Industry Standard on the subject matter addressed therein.  BNY Mellon may revise the Standard Procedures in accordance with the provisions of this Section 9(a).

(b)        Notwithstanding any other provision of this Agreement, the following terms of this Section 9(b) shall apply in the event facts, circumstances or conditions exist or events occur which would require a service to be provided hereunder other than in accordance with BNY Mellon’s Standard Procedures, or if BNY Mellon is requested by the Fund, or a third party authorized to act for the Fund, to deviate from a Standard Procedure in connection with the performance of a service hereunder or institute a service or procedure with respect to which there is no Standard Procedure (collectively, a “Non-Standard Procedure”):

(i)             BNY Mellon will in good faith consider implementing a Non-Standard Procedure if the Fund requests such in writing and provides all written materials, including descriptions, specifications, business requirements and responses to questions of BNY Mellon, that in the sole judgment of BNY Mellon exercised reasonably are appropriate to fully evaluate the request.

(ii)            BNY Mellon will attempt to evaluate the request with existing resources on the basis of the written materials but if at any time it determines in its sole judgment exercised reasonably that consultation with or the written opinions, analysis, research or other work product of internal and/or third party technical specialists, legal counsel or other advisors, consultants or professionals (“Research”) is required to fully evaluate the request or the development, implementation or performance of the Non-Standard Procedure, BNY Mellon will notify the Fund of the Research required and resume the evaluation only if the Fund obtains and provides all Research required by BNY Mellon or if it authorizes BNY Mellon in a writing reasonably satisfactory to BNY Mellon to obtain the required Research at the Fund’s cost and expense.

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(iii)           BNY Mellon may at any time after such a request is made, and before or after the written materials and, if applicable, the Research are furnished in whole or in part, decline without liability or further obligation of any nature hereunder to implement a Non-Standard Procedure (i) for a bona fide legal, commercial or business reason or (ii) if it determines in its sole judgment exercised reasonably that it and the Fund are unable to mutually agree in writing to all terms and conditions governing the development, implementation and performance of the Non-Standard Procedure, including without limitation terms and conditions regarding appropriate procedures, indemnification and payment terms.

(iv)           A Non-Standard Procedure that BNY Mellon agrees to implement in a written instrument executed by the Fund and BNY Mellon is referred to herein as an “Exception Procedure” and BNY Mellon shall be obligated to perform a Non-Standard Procedure only to the extent expressly provided for in an Exception Procedure.

(c)         In the event that Fund requests documentation, analysis or verification in whatsoever form regarding the commercial reasonableness or industry acceptance of conduct provided for in a Standard Procedure, BNY Mellon will cooperate to furnish such materials as it may have in its possession at the time of the request without cost to the Fund, but the Fund agrees to reimburse BNY Mellon for all out of pockets costs and expenses incurred, including the costs of pre-approved legal or expert advice or analysis, in obtaining additional materials in connection with the request.

(d)          If in the course of acting in accordance with a Non-Standard Procedure, BNY Mellon encounters questions, issues or uncertainty of a legal or other nature as to the appropriate course of conduct under the Non-Standard Procedure, the Fund agrees that any expenses incurred by BNY Mellon in consulting with third parties, such as, without limitation, attorneys, auditors or accountants, to resolve the questions, issues or uncertainty shall be the responsibility of the Fund to be paid upon being invoiced by BNY Mellon.  Prior to engaging any such third party BNY Mellon shall advise the Fund it is doing so and the Fund shall have the option of obtaining such consulting services on its own and providing the results to BNY Mellon.

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10.	Allocation of Expenses.

(a)         Except as otherwise provided herein, all costs and expenses of the Funds shall be paid by the Funds, including but not limited to, organizational costs and costs of maintaining the Funds’ existence, taxes, interest, loan commitment fees, brokerage fees and commissions, insurance premiums, legal, accounting and audit expenses, management, advisory, sub-advisory, administration and servicing fees, charges of custodians, transfer and disbursing agents, expenses (including clerical expenses) incident to the issuance, cancellation, repurchase or redemption of Shares, fees and expenses incident to the registration or qualification of the Shares under the Securities Laws and state and other applicable securities laws, costs (including printing and mailing costs) of preparing and distributing Offering Materials, reports, notices and proxy material, if any, to the owners of Shares, all expenses incidental to holding annual or other meetings, if any, and extraordinary expenses as may arise, including litigation affecting the Funds and legal obligations relating thereto.  For the avoidance of doubt, the foregoing list of costs and expenses of the Fund is by no means exhaustive; a more detailed description of such costs and expenses is set forth in the Funds’ Offering Materials.

(b)         BNY Mellon shall be reimbursed for all reasonable out-of-pocket expenses that are incurred in connection with the performance of any administrative services required, as well as any fees, costs and expenses permitted to be procured for the Funds by BNY Mellon pursuant to this Agreement; provided that any legal costs shall be approved in advance by the Funds.  BNY Mellon shall supply supporting expense documentation to the Funds if so requested and to the extent such documentation is available.

11.	Standard of Care; Indemnification.

(a)         Except as otherwise provided herein, BNY Mellon shall not be liable for any Losses resulting from, arising out of, or in connection with its performance hereunder, except those Losses arising out of BNY Mellon’s or any BNY Mellon Affiliate’s own bad faith, gross negligence or willful misconduct.    In no event shall BNY Mellon be liable to the Funds or any third party for special, indirect or consequential damages, or lost profits or loss of business, resulting from, arising out of, or in connection with its performance hereunder, even if previously informed of the possibility of such damages and regardless of the form of action.

(b)        Without limiting the generality of the foregoing, BNY Mellon shall not be responsible for any Losses suffered by any Fund arising from any one or more of the following:

(i)              Errors in records or Instructions, explanations, information, specifications or documentation of any kind, as the case may be, including any valuations or prices of securities or specification of Net Assets, supplied to BNY Mellon by any third party described in Section 5 hereof or by, or on behalf of, a Fund;

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(ii)           Any failure by BNY Mellon to receive any instruction (whether oral, written or by email, facsimile or other electronic transmission), record, explanation, information, specifications or documentation, including any failure to actually receive any application or other document from a Shareholder.  In this context, any application or other document shall not be deemed actually received by BNY Mellon unless and until the Shareholder has received from BNY Mellon a confirmation of receipt in writing in the form currently in use by BNY Mellon for those types of confirmations;

(iii)          Any improper use by a Fund or its agents, distributors or Investment Advisor of any valuations or computations supplied by BNY Mellon in accordance with its standard of care under this Agreement;

(iv)          The method of valuation of the securities and the method of computing Net Assets, as set forth in the Offering Materials or as directed by a Fund, and if the Offering Materials so indicate, the method of valuation of Net Assets per Share; or

(v)             Any Fund or Shareholder taxes or for any non-withholding or non-reporting of taxes or any penalties and interest.

(c)         Notwithstanding any other provision contained in this Agreement, BNY Mellon shall have no duty or obligation with respect to, including any duty or obligation to determine, or advise or notify the Funds of: (i) the taxable nature of any distribution or amount received or deemed received by, or payable to, the Funds; (ii) the taxable nature or effect on the Funds or their Shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (iii) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by the Funds to their Shareholders; or (iv) the effect under any income tax laws of the Funds making or not making any distribution, dividend payment, or election with respect thereto.

(d)          Actions taken or omitted in reliance on Instructions (whether oral, written or by email, facsimile or other electronic transmission), or upon any information, order, indenture, power of attorney, assignment, affidavit or other instrument believed by BNY Mellon to be genuine and reasonably believed by BNY Mellon to be from an Authorized Person, or upon the opinion of legal counsel for the Funds or its own legal counsel, shall be presumed to have been taken or omitted in good faith.

(e)         Each Fund shall indemnify and hold harmless BNY Mellon and any BNY Mellon Affiliate from and against any and all Losses and Claims (including Claims asserted by any Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against BNY Mellon or any BNY Mellon Affiliate, by reason of or as a result of any action taken or omitted to be taken by BNY Mellon or any BNY Mellon Affiliate hereunder with respect to such Fund without bad faith, gross negligence, or willful misconduct or in reliance upon (i) any law, act, regulation or reasonable interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) such Fund’s Registration Statement or Prospectus, (iii) any Instructions (whether oral, written or by email, facsimile or other electronic transmission) of a person reasonably believed to be an Authorized Person, or (iv) any opinion of legal counsel for the Funds or BNY Mellon, or arising out of transactions or other activities of the Funds which occurred prior to the commencement of this Agreement; provided, that neither BNY Mellon nor any BNY Mellon Affiliate shall be entitled to indemnification hereunder for any Losses or Claims arising out of BNY Mellon’s bad faith, gross negligence or willful misconduct.  This indemnity shall be a continuing obligation of each Fund, its successors and assigns, notwithstanding the termination of this Agreement.

Execution Version

(f)          Promptly upon receiving notice of the commencement of an action or claim to which BNY Mellon or any BNY Mellon Affiliate (each, an “Indemnified Party,” or “Indemnified Parties”) may be a party, such Indemnified Party or Parties shall notify the relevant Fund(s) from whom it seeks indemnification (the “Indemnifying Party”) relating to such action or claim.  No failure or delay to so notify the relevant Fund(s) shall relieve the Fund(s) of its obligations under this Agreement except to the extent that the Fund(s) has suffered actual prejudice by such delay or failure.  The Indemnifying Party shall be entitled to participate in such action or claim and assume the defense of such action against the applicable Indemnified Party or claim with counsel of the Indemnifying Party’s choosing; provided, however, that the Indemnifying Party shall obtain prior written approval of the Indemnified Party before entering into any compromise or settlement of such action or claim imposing financial or non-financial obligations or restrictions on the Indemnified Party or constituting an admission of guilt or wrongdoing by the Indemnified Party, or ceasing to defend such action or claim.

(g)          If an Indemnified Party should reasonably determine in good faith that its interests are or may be unaligned or materially adverse to the interests of the Indemnifying Party or any other party to whom the Indemnifying Party may be liable, the Indemnified Party may retain, at its own expense, its own counsel in connection with such action or claim; provided that, in such case, the Indemnifying Party shall not be liable to any of the Indemnified Parties for any legal, accounting or other fees and expenses incurred by the Indemnified Party with respect to such own counsel.

12.	Compensation.

(a)          For the services provided hereunder, each Fund agrees to pay BNY Mellon such compensation as is mutually agreed in writing from time to time and such out-of-pocket expenses pursuant to Section 10(b) (“Fee Agreement”).  Except as hereinafter set forth, compensation shall be calculated and accrued daily and paid monthly.  Each Fund authorizes BNY Mellon to debit such Fund’s custody account for all amounts due and payable hereunder.  BNY Mellon shall deliver to each Fund invoices for services rendered before debiting such Fund’s custody account.  Upon termination of this Agreement before the end of any month, the compensation for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the effective date of termination of this Agreement.  For the purpose of determining compensation payable to BNY Mellon, each Fund’s net asset value shall be computed at the times and in the manner specified in the Fund’s Prospectus.

Execution Version

(b)         BNY Mellon may establish demand deposit accounts for the benefit of the Fund in such Fund’s name at third party financial institutions (“Third Party Institution”), including without limitation Third Party Institutions that may be an affiliate of BNY Mellon (“Affiliated Third Party Institutions”) or a client of BNY Mellon, for the purpose of administering funds received by BNY Mellon in the course of performing its services hereunder (“Service Accounts”).  BNY Mellon may establish Service Accounts primarily or exclusively with Affiliated Third Party Institutions and retain funds primarily or exclusively in the Service Accounts at Affiliated Third Party Institutions.  BNY Mellon and its Affiliated Third Party Institutions may derive a benefit from the funds placed on deposit with the Affiliated Third Party Institutions in Service Accounts due to the availability of the funds for use by the Affiliated Third Party Institutions in their business operations and BNY Mellon takes that possibility of deriving benefit from such funds into consideration when determining the Fees and other terms set forth in the Fee Agreement.  As of the Effective Date, BNY Mellon does not receive any balance credits, interest income, dividend income or other money or money-equivalent benefits (“Monetary Benefits”) with respect to Service Accounts but reserves the right to retain any Monetary Benefits related to Service Accounts that may accrue to it or be paid to it in the future as well as the right to transfer amounts between Service Accounts for cash management purposes.

(c)          In connection with BNY Mellon’s performance of transfer agency services, the Fund acknowledges and agrees that:

(i)              BNY Mellon in its role as transfer agent may be notified of a Fund payment obligation that BNY Mellon as transfer agent is expected to satisfy, such as a same-day settlement obligation with the NSCC, by forwarding payment to the NSCC or other obligee but the amount required to satisfy the particular payment obligation of the Fund may exceed the amount of funds then available for transfer in the relevant Service Accounts (such excess amount if transferred by BNY Mellon being hereinafter referred to as an “Overdraft Amount”);

(ii)            BNY Mellon is not obligated to transfer any funds representing Overdraft Amounts and may in its sole discretion decline without liability hereunder to transfer funds representing Overdraft Amounts;

(iii)            Notwithstanding the absence of an obligation to do so, BNY Mellon may elect to transfer funds representing Overdraft Amounts (from sources other than the Service Accounts) as a courtesy to a Fund and to maintain BNY Mellon’s good standing with the NSCC and other participants in the financial services industry and that by electing to transfer funds representing Overdraft Amounts BNY Mellon does not, even if it has transferred such funds as part of a regular pattern of conduct, waive any rights under this Section 12(c) or assume the obligation it has expressly disclaimed in clause (ii) above and BNY Mellon may at any time in its sole discretion and without notice decline to continue to make such transfers;

Execution Version

(iv)          The Fund is at all times obligated to pay to BNY Mellon an amount of money equal to the Overdraft Amounts that have not been offset by credits posted to the relevant Service Account subsequent to the transfer of the Overdraft Amount and such amounts are payable, and shall be paid, together with such accrued interest as may be charged by BNY Mellon Bank in accordance with the Custody Agreement (as defined in Schedule C), by the Fund immediately upon demand by BNY Mellon, except that to the extent the Fund repays outstanding Overdraft Amounts and any accrued interest to BNY Mellon Bank pursuant to the eighth paragraph of Schedule C, the Fund’s obligation to repay that amount to BNY Mellon pursuant to this Section 12(c)(iv) shall be deemed satisfied; and

(v)              Simultaneously with the execution of this Agreement the Fund will execute the letter agreement attached hereto as Schedule C with BNY Mellon Bank as an Affiliated Third Party Institution in which one or more Service Accounts will be established and as the Fund Custodian.

(d)         [Intentionally Omitted]

(e)          No termination of this Agreement shall cause, and no provision of this Agreement shall be interpreted in any manner that would cause, BNY Mellon’s right to receive payment of its fees and charges for services actually performed hereunder, and the Fund’s obligation to pay such fees and charges, to be barred, limited, abridged, conditioned, reduced, abrogated, or subject to a cap or other limitation or exclusion of any nature.

(f)         Provisions of this Agreement providing for BNY Mellon to receive commercially reasonable compensation or fees and reimbursement of expenses from the Fund for services or a course of conduct it might perform supplemental to the services expressly provided for herein or in circumstances outside the ordinary course of business shall not be diminished to any degree solely due to such compensation, fees and reimbursable expenses not being expressly provided for in the Fee Agreement.

(g)         In the event the Fund or any class, tier or other subdivision of the Fund is liquidated, ceases operations, dissolves or otherwise winds down operations (“Dissolution Event”) or effects a final distribution to Shareholders (a “Final Distribution”), the Fund shall be responsible for paying to BNY Mellon all fees and reimbursing BNY Mellon for all reasonable expenses associated with services to be provided by BNY Mellon in connection with the Dissolution Event or Final Distribution, whether provided pursuant to a specific request of the Fund or provided by BNY Mellon due to industry standards or due to obligations under applicable law or regulation by virtue of the services previously performed for Fund (“Final Expenses”). The Fund shall (i) as promptly as practicable notify BNY Mellon in reasonable detail of actions taken by its Board with respect to any Dissolution Event or Final Distribution or any significant aspect of a Dissolution Event or Final Distribution, and furnish BNY Mellon with copies of materials filed with the SEC or other applicable regulatory authority or distributed to Shareholders with respect to a Dissolution Event or Final Distribution, (ii) calculate, set aside, reserve and withhold from the Final Distribution or from any distribution subsequent to Board approval of the Dissolution Event or Final Distribution all amounts necessary to pay the Final Expenses and shall notify BNY Mellon as far in advance as practicable of any deadline for submitting materials appropriate or necessary for the determination of such amounts, and (iii) provide sufficient staff or make other accommodations to ensure timely payment of Final Expenses as they come due.

Execution Version

13.	Term of Agreement.

(a)         This Agreement shall be for an initial term ending on the first anniversary of the date first above written, and shall continue for successive one year periods thereafter, except that the term of this Agreement may at any time be terminated by (i) BNY Mellon by providing the Funds not less than 180 days’ prior written notice and (ii) the Funds by providing BNY Mellon not less than 180 days’ prior written notice, and the term of this Agreement shall immediately terminate as to any Fund upon dissolution of such Fund.  If this Agreement is terminated by the Funds prior to the first anniversary of the date first above written, other than pursuant to 13(b) below, the Funds shall pay to BNY Mellon the total fees which would have been payable through such first anniversary if this Agreement were not terminated.

(b)          This Agreement may be terminated by the Funds at any time if BNY Mellon (A) commits a material breach of its obligations under this Agreement and shall fail to cure such breach within 20 days of receipt of written notice served by the Funds specifying in reasonable detail the nature of such breach; (B) goes into liquidation or if a receiver is appointed for any of its assets; or (C) there is a petition of insolvency filed by or against it.

(c)          This Agreement may be terminated by BNY Mellon at any time as to any Fund if such Fund (A) commits a material breach of its obligations under this Agreement and shall fail to cure such breach within 20 days of receipt of written notice served by BNY Mellon specifying in reasonable detail the nature of such breach; (B) goes into liquidation or if a receiver is appointed for any of its assets; or (C) there is a petition of insolvency filed by or against it.

(d)         Upon termination, the Funds shall pay BNY Melon such compensation as may be due or accrued through the date of such termination and shall reimburse BNY Mellon for any disbursements and expenses made or incurred by BNY Mellon and payable or reimbursable hereunder, including fees and compensation for work done or services provided by BNY Mellon after the termination date if such work or services are mutually agreed by the parties hereto.  Upon termination and settlement of all amounts due under this Agreement, BNY Mellon shall return to the Funds, or at the option of the Funds, unless prohibited by law, destroy and certify destruction of any Confidential Information provided by the Funds to BNY Mellon pursuant to this Agreement and cooperate in the transfer of the administrative services to any successor administrator appointed by the Funds.

Execution Version

(e)          The following provisions of this Agreement shall survive termination or expiration of this Agreement: Sections 6(o), 6(p), 10(b), 11, 12(a), 12(e), 13, 17, 21, 22, 24, and Schedule A Section 4(b).

14.	Force Majeure.

Neither BNY Mellon nor any Fund shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; acts of war or terrorism; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service;  labor disputes; or acts of civil or military authority or governmental actions; it being understood that the Funds or BNY Mellon, as the case may be, shall use their best efforts to resume performance as soon as practicable under the circumstances.

15.	Amendment.

This Agreement may not be amended or modified in any manner except by a written agreement executed by BNY Mellon and the Funds. New Funds may be added as parties hereto with the consent of BNY Mellon and the relevant new Fund.

16.	Assignment.

This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Funds or BNY Mellon without the written consent of the other, which consent shall not be unreasonably withheld, provided that notwithstanding the foregoing, BNY Mellon may assign all or any portion of this Agreement to any BNY Mellon Affiliate as provided herein.  BNY Mellon will endeavor to provide prior notice of any assignments to any BNYM Affilliate.

17.	Governing Law; Consent to Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.  The parties hereby consent to the jurisdiction of a court situated in the Borough of Manhattan in the City and State of New York in connection with any dispute arising hereunder.   The parties to this Agreement each hereby irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.  To the extent that in any jurisdiction the parties to this Agreement may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, the parties to this Agreement irrevocably agree not to claim, and they hereby waive, such immunity.

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18.	Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

19.	No Waiver.

Each and every right granted to BNY Mellon or the Funds hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time.  No failure on the part of BNY Mellon or the Funds to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by BNY Mellon or the Funds of any right preclude any other or future exercise thereof or the exercise of any other right.

20.	Non-Exclusiveness.

No provision of this Agreement shall prevent BNY Mellon from offering services similar or identical to those covered by this Agreement to any other corporations, associations or entities of any kind.  Any and all operational procedures, techniques and devices developed by BNY Mellon in connection with the performance of its duties and obligations under this Agreement, including those developed in conjunction with the Funds, shall be and remain the property of BNY Mellon, and BNY Mellon shall be free to employ such procedures, techniques and devices in connection with the performance of any other contract with any other person whether or not such contract is similar or identical to this Agreement.

21.	Structure of Agreement; Liabilities of a Fund.

It is understood and agreed by the parties hereto that this document shall constitute a separate agreement between BNY Mellon and each Fund, as if each Fund had executed a separate document naming only itself as the party to such separate agreement, no Fund shall have any liability under this document for the obligations of any other Fund and the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing and relating to this Agreement with respect to a particular Fund shall be enforceable against the assets of that particular Fund only, and not against the assets of any other Fund.  No such debt, liabilities, obligations, or expenses shall apply to any Fund’s officers, directors or shareholders, but only to the Funds and its assets.

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22.	Administrative Staff.

The Funds hereby agree, and agree to cause  the Investment Advisor to agree, to refrain from soliciting for employment any current employees of BNY Mellon who worked on the Funds’ accounts during the term of this Agreement and for a period of one (1) year after the termination date of this Agreement;  provided, that a party shall not be precluded from soliciting or hiring any such employee who (a) initiates discussions regarding employment without any solicitation by or on behalf of such party or (b) responds to a general solicitation (including through the use of internet or media advertisements and professional search firms not instructed to target such party).

23.	Notices, Electronic Communications.

(a)             All notices required or permitted under this Agreement in writing shall be validly given or made in writing if (i) personally delivered, (ii) delivered and confirmed by facsimile, (iii) delivered by reputable overnight courier delivery service or (iv) deposited in the mail, first class, postage prepaid, certified or registered, return receipt requested as follows:

if to the Funds, at:

c/o Ironwood Capital Management
One Market Plaza, Steuart Tower, Suite 2500
San Francisco, CA 94105
Attention: Alison Snager
Facsimile: (415) 777-2600
Email: alison@IronwoodPartners.com

if to BNY Mellon, at:
The Bank of New York Mellon
301 Bellevue Parkway
Wilmington, DE 19809
Attention: Legal Department (Alternative Investment Services)
Facsimile: (302) 791-3388
Email: ais_legal@bnymellon.com

With a copy to:
The Bank of New York Mellon
101 Barclay Street, 20W
New York, N.Y. 10286
Attention: Head of Regulatory Control
Facsimile: (203) 601-4629

or at such other place as may from time to time be designated in writing.  Notices sent via mail shall be deemed given on the third business day following the day they are sent, notices sent via overnight carrier shall be deemed given on the business day following the day they are sent, notices delivered personally shall be deemed given on the day of confirmed receipt, and notices transmitted by facsimile transmission shall be deemed given on the date of transmission with confirmation of receipt.

Execution Version

(b)            The Funds authorize BNY Mellon to (i) accept consents, approvals, waivers, requests, Instructions and other communications BNY Mellon receives from any Authorized Person of a Fund by email, facsimile or other electronic transmission as if those communications had been given personally in writing and signed by an Authorized Person; (ii) respond to consents, approvals, waivers, requests, Instructions and other communications BNY Mellon receives from any Fund by means of email, facsimile or other electronic transmission; (iii) communicate with, and accept communications from, any Fund, its counsel, accountants, auditors, prime broker and other service providers, the Board and Shareholders by means of email, facsimile or other electronic transmission; and (iv) transmit and receive Confidential Information in connection with its performance hereunder to the extent permitted hereunder by means of email, facsimile or other electronic transmission.  If BNY Mellon or any Fund elects to transmit Instructions through an on-line communication system offered by BNY Mellon, its use thereof shall be subject to Schedule B.  BNY Mellon shall not be liable to the Funds or any other person for any loss or damage suffered as a result of the Funds’ use of email, facsimile or other electronic transmission to communicate with BNY Mellon, or the use of email, facsimile or other electronic transmission by BNY Mellon to transmit Confidential Information or communicate with any Fund or any other person, including any loss or damage resulting from or arising out of loss of data or malfunction of equipment or communications services in connection with the transmission of such communications.  In the event any Instructions are given, whether upon application of BNY Mellon or otherwise, by means of email, facsimile or other electronic transmission, BNY Mellon is authorized to, but is not obligated to, seek clarification of such Instructions by telephone call-back to an Authorized Person, and BNY Mellon may rely upon the clarification of anyone purporting to be such Authorized Person.  If BNY Mellon considers that any email, facsimile or other electronic communication may conflict with any other Instructions from, or agreements with, any Fund, it may delay acting on such communication until clarification by telephone call-back to an Authorized Person.  Any Instructions received from a Shareholder in the manner set forth in this paragraph shall not be deemed actually received by BNY Mellon unless and until the Shareholder has received from BNY Mellon a confirmation of receipt in writing in the form currently in use by BNY Mellon for those types of confirmations.

24.	No Third Party Beneficiary.

The terms and provisions of this Agreement shall inure to the benefit of the parties and their respective successors and assigns, and is made solely and specifically for their benefit. No other person, including but not limited to Shareholders, shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

Execution Version

25.	Rules of Construction.

All articles or section titles or captions in this Agreement shall be for convenience only, shall not be deemed part of this Agreement and shall in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement.  Except as specifically provided otherwise, alphanumerical references to “Articles,” “Sections,” “Exhibits” and “Schedules” are to the respective articles and sections of, and exhibits and schedules to, this Agreement.  Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.  The Schedules and Exhibits attached hereto are hereby incorporated herein and made a part of this Agreement.  Any reference in this Agreement to schedules and exhibits shall be deemed to be a reference to such schedules and exhibits as amended and in effect from time to time. Whenever the word “including” is used herein, it shall be construed to mean “including without limitation.”

26.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute only one instrument.

[SIGNATURE PAGE FOLLOWS]

Execution Version

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.

EACH FUND LISTED ON ANNEX I

By:	/s/ Jonathan A. Gans
Name: Jonathan A. Gans
Title: Director

THE BANK OF NEW YORK MELLON

By:	/s/ Dean Marziarz
Name:	Dean Marziarz
Title:	Director

Execution Version

ANNEX I

Fund names:

Ironwood Institutional Multi-Strategy Fund LLC
Ironwood Multi-Strategy Fund LLC

Execution Version

SCHEDULE A

SERVICES

All services provided in this Schedule of Services are subject to the cooperation, review and approval of the appropriate Fund officers, Fund counsel and accountants of each Fund, as may be applicable.  The services included on this Schedule of Services may be provided by BNY Mellon or a BNY Mellon Affiliate (as permitted under the Agreement), collectively referred to herein as “BNY Mellon”.

1.  Fund Administration and Accounting Services.

(a)	Journalize investment, capital and income and expense activities;

(b)	Maintain individual ledgers for investment securities;

(c)	Maintain historical tax lots for each security;

(d)	Reconcile cash and investments with the Fund’s custodian(s);

(e)
Calculate contractual expenses, including management fees and incentive allocation, as applicable, and expense limitations, as applicable, in accordance with the Fund’s Prospectus and Organizational Documents;

(f)
Assist with the annual audit process, including liaising with the Funds’ auditors as needed from time to time; provide account analyses, fiscal year summaries, and other audit-related information with respect to the Funds and otherwise take all reasonable action in the performance of its duties under this Agreement consistent with the scope of such duties to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Funds;

(g)	Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

(h)	Calculate capital gains and losses;

(i)	Determine net income;

(j)	Determine applicable foreign exchange gains and losses on payables and receivables;

(k)	Transmit or make available a copy of the portfolio valuation to the Investment Advisor as agreed upon between BNY Mellon and the Fund;

(l)	Calculate the difference between estimated and final month-end valuations received from each of the Fund’s underlying investment vehicles:

(m)	Compute as of the last business day of each calendar month or at such other date as may be specified in the Registration Statement or decided by the Fund’s Board, the Net Assets of the Funds;

Execution Version

(n)
Prepare and maintain all customary financial and accounting books and records in the appropriate form and in sufficient detail to support an annual independent audit of the financial condition of the Funds, and perform all other accounting and clerical services necessary in connection with the administration of the Funds;

(o)	Supply various normal and customary Fund statistical data as requested on an ongoing basis;

(p)
Monitor the Fund’s status as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986 solely related to the Fund’s investments that are passive foreign investment companies and identified to BNYM as such.  For the avoidance of doubt, in the course of its performance of the Sub-chapter M compliance, BNYM shall have no duty, responsibility, or obligation hereunder to obtain “look-through” position-level information of any underlying investment vehicles; and

(q)
Perform such additional administrative duties relating to the administration of the Fund upon such terms and conditions and for such fees as may subsequently be agreed upon in writing between the Fund and BNY Mellon.

2.  Intentionally Deleted.

3.  Tax Services.

Tax Provision Preparation

•	Prepare fiscal year-end tax provision analysis;

•	Process tax adjustments on securities identified by a Fund that require such treatment;

•	Prepare ROCSOP adjusting entries; and

•	Prepare financial statement footnote disclosures.

BNY Mellon is not responsible for the identification of securities requiring U.S. tax treatment that differs from treatment under U.S. generally accepted accounting principles; this responsibility resides with the Fund or Fund’s management. BNY Mellon is responsible for processing such identified securities, in accordance with U.S. tax laws and regulations.

Excise Tax Distributions Calculations

•	Prepare calendar year tax distribution analysis;

•	Process tax adjustments on securities identified by a Fund that require such treatment; and

•	Prepare annual tax-based distribution estimate for each Fund.

BNY Mellon is not responsible for the identification of securities requiring U.S. tax treatment that differs from treatment under U.S. generally accepted accounting principles; this responsibility resides with the Fund or Fund’s management. BNY Mellon is responsible for processing such identified securities, in accordance with U.S. tax laws and regulations.

Execution Version

■	Other Tax Services

•	Prepare year-end Investment Company Institute broker/dealer reporting and prepare fund distribution calculations disseminated to broker/dealers;

•	Coordinate U.S.C. Title 26 Internal Revenue Code (“IRC”) §855 and excise tax distribution requirements;

•
Prepare and distribute applicable Forms 1099-MISC, 1099, and 1042-S and remit any  withholdings as required. Prepare and file all applicable information returns in accordance with IRS policies and practices; and

•	Prepare and file annual 945 and 1042 tax returns with the IRS.

■	IRS CIRCULAR 230 DISCLOSURE:

To ensure compliance with requirements imposed by the Internal Revenue Service, BNY Mellon informs the Fund that any U.S. tax advice contained in any communication from BNY Mellon to the Fund (including any future communications) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein or therein.

4.	Transfer Agency and Shareholder Services.

(a)	General Services:

(1)	Services to be provided on an ongoing basis to the extent applicable to the Fund:

(i)	Calculate 12b-1 payments, if applicable, and such other fees, commissions, concessions and intermediary payables as the Fund and BNY Mellon shall reasonably agree;

(ii)	Establish Shareholder registrations for shares and Shareholder accounts and accept, effect and post changes to such Shareholder registrations;

(iii)
Direct payment processing of wire transfers, with electronic funds transfers permitted solely upon the prior written consent of BNY Mellon and checks of any nature not permitted under any circumstances;

(iv)
Provide toll‑free lines for direct Shareholder use, plus customer liaison staff for on‑line inquiry response, and in accordance with the Subscription Procedures (as defined below) attempt to resolve standard issues with the Shareholder and refer non-standard issues to the Fund for resolution;

(v)	Where a Shareholder conducts Fund transactions through a financial intermediary, mail duplicate statements to the financial intermediary upon the Investment Advisor’s request;

(vi)
Upon the Fund’s reasonable request, provide periodic Shareholder lists and standard reports, including but not limited to, dissemination of quotations of the value of Net Assets per Share, to the Fund, its intermediaries or DTCC;

(vii)	Provide data for financial intermediary confirmations;

Execution Version

(viii)	Prepare and mail year‑end tax reporting and statement information;

(ix)	Notify on a timely basis the Fund’s investment adviser, accounting agent (if different from BNY Mellon), and custodian (“Fund Custodian”) of Share activity;

(x)	Perform participating broker‑dealer shareholder services as may be mutually agreed upon in writing from time to time;

(xi)	Record Share purchases and redemptions in the record keeping system;

(xii)	Perform Shareholder transfers and exchanges to the extent permitted by and in accordance with the fund’s prospectus and record same in the record keeping system;

(xiii)	Remediation Services, as required.

“Remediation Services” means the additional services required to be provided hereunder by BNYM in connection with a Fund Error in order to correct, remediate, adjust, reprocess, repeat, reverse or otherwise modify conduct previously taken in accordance with the Agreement to achieve the outcome originally intended by the previous conduct.

“Fund Error” means the Fund or a third party acting on behalf of the Fund or conveying Fund data or information committing an error, furnishing inaccurate, incorrect or incomplete data or information to BNYM or by other act or omission requiring Remediation Services;

(xiv)
To the extent a person seeks to open a new Shareholder account in connection with a Purchase Order (as defined below) and the Purchase Order does not contain all information and documentation necessary or appropriate to create a Shareholder account, correspond with the Financial Intermediary identified in the Purchase Order to attempt to complete or correct standard information to the extent provided for in the Subscription Procedures, and if BNY Mellon cannot identify the Financial Intermediary to its reasonable satisfaction from the Purchase Order, notify the Fund of the non-conforming Purchase Order; and

(xv)	Upon receipt of written instruction from Shareholder, respond to audit confirmation requests from Shareholder’s auditors with respect to Shareholder’s Shares and transactions with the Fund.

(2)            Purchase of Shares. This Section 4(a)(2) shall govern BNY Mellon’s responsibilities with respect to instructions for the opening of Fund accounts and the purchase of Fund Shares received by BNY Mellon.

(A)         BNY Mellon will review subscription purchase forms for Fund Shares and any accompanying documents (collectively, a “Purchase Order”) it receives from Approved Financial Intermediaries (as defined below) and determine in accordance with written procedures mutually agreed to by the parties (the “Subscription Procedures”) whether the Purchase Order constitutes a “Conforming Purchase Order”, which is hereby defined to mean a Purchase Order with respect to which all the following criteria are satisfied, or a “Non-Conforming Purchase Order”, which is hereby defined to mean a Purchase Order with respect to which one or more of the following criteria are not satisfied:

Execution Version

(i)
The subscription purchase form and any accompanying documentation are in completed proper form and good order (including, with respect to Purchase Orders requiring the opening of a Shareholder account, the presence of an affirmation, in a manner appropriate to the particular Purchase Order form, that the purchaser is a qualified investor);

(ii)
The Purchase Order contains all information and documentation necessary or appropriate to create a Shareholder account for the purchaser named in the subscription purchase form, if a Shareholder account does not already exist for such purchaser; and

(iii)
BNY Mellon has received confirmation that good funds in sufficient amount to pay for the purchase transaction have been received from the purchaser or have been credited to the account of the purchaser.

(B)          With respect to each Conforming Purchase Order that BNY Mellon receives in a given calendar month in good order on or before the last business day of the particular calendar month, upon receiving in writing in accordance with the Subscription Procedures the NAV applicable to such Purchase Orders BNY Mellon will in accordance with the Subscription Procedures: (i) create a Shareholder account in the Fund for the purchaser if the purchaser does not already have an established Shareholder account in the Fund; (ii) execute the Conforming Purchase Order by issuing a number of Shares consistent with the Conforming Purchase Order, the amount of funds tendered in connection with the Purchase Order and the applicable NAV, (iii) credit the appropriate Fund accounts with the Shares issued in accordance with clause (ii); and (iv) record the purchase date for the transaction effected pursuant to clause (ii) in accordance with the Subscription Procedures.

(C)           In the event BNY Mellon determines a Purchase Order to be a Non-Conforming Purchase Order, BNY Mellon will coordinate corrective conduct with the Fund’s investment advisor or administrator, as appropriate, in accordance with any applicable procedures set forth in the Subscription Procedures, and in the absence of such procedures or if unable to take corrective conduct will return the Non-Conforming Purchase Order to the Approved Financial Intermediary that submitted it.

(D)           For purposes of this Section 4(a)(2), “Approved Financial Intermediary” means a broker-dealer or registered investment advisor that BNY Mellon reasonably believes based on Written Instructions has been approved by the Fund to sell Shares of the Fund.

(3)           Redemption of Shares. This Section 4(a)(3) shall govern BNY Mellon’s responsibilities with respect to instructions for the redemption of Fund Shares received by BNY Mellon.

(A)           In the event BNY Mellon receives a Redemption Order (as defined immediately below) other than during a Tender Offer Period (as defined in Section 4(a)(3)(B) below) from a Shareholder of the Fund, BNY Mellon shall not execute any redemption on the basis of the Redemption Order and will notify the Fund of its receipt of such Redemption Order. “Redemption Order” is defined to mean, collectively, a written instrument from a Shareholder containing a request that Fund shares held by the Shareholder be redeemed and any documentation accompanying such written instrument.

Execution Version

(B)           After BNY Mellon has received a copy of a Tender Offer Notice (as defined below) from the Fund, BNY Mellon will process any Redemption Orders received during the relevant Tender Offer Period in accordance with this Agreement, the Tender Offer Notice and any written procedures that have been mutually agreed to by the Fund and BNY Mellon with respect to the processing of Redemption Orders (the “Redemption Procedures”). “Tender Offer Notice” is defined to mean the written notification of a tender offer from the Fund sent to Shareholders containing the terms and conditions of the Fund’s repurchase of Fund shares from Shareholders in the tender offer, including a designation of  the period during which a Redemption Order must be received in order for the Shareholder submitting the Redemption Order to participate in the particular tender offer (“Tender Offer Period”) and terms governing the processing of Redemption Orders (including without limitation terms governing proration of share redemption rights in the event of an over-tendering of shares) that have been approved in advance by BNY Mellon.

(C)           All redemptions of Fund Shares shall occur in accordance with the following provisions, and provisions of the Tender Offer Notice and Redemption Procedures not in conflict with the following:

(i)
A Redemption Order must comply with all requirements of the Redemption Procedures, must be tendered in proper form and must contain all information and consist of all documentation as BNY Mellon may reasonably determine necessary or appropriate.

(ii)
All required or permitted endorsements and signatures must in BNY Mellon’s reasonable judgment be valid and genuine; the requested redemption must in BNY Mellon’s reasonable judgment be legally authorized, and in BNY Mellon’s reasonable judgment (aa) no evidence of any nature whatsoever, whether credible or uncredible, exists with respect to a claim adverse to such redemption or the rights of the Shareholder to redeem, regardless of the merits of the claim; and (bb) the Redemption Order satisfies all applicable requirements for personal property and securities transfer as specified in the Written Procedures.

(iii)
When Shares are redeemed, BNY Mellon shall deliver to the Fund Custodian and the Fund or its designee a notification setting forth the number of Shares redeemed.  Such redeemed Shares shall be reflected on appropriate accounts maintained by BNY Mellon reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

(iv)
BNY Mellon shall, upon receipt of the monies provided to it by the Fund Custodian for the redemption of Shares, pay such monies received from the Fund Custodian to redeeming Shareholders, all in accordance with the procedures established from time to time between BNY Mellon and the Fund.

(v)	BNY Mellon shall not execute any Share redemptions after it or its agent receives written notification that the determination of the NAV of the Fund has been suspended.

Execution Version

(D)          In the event a Redemption Order is not complete or otherwise fails to meet the terms and conditions of Sections 4(a)(3)(C)(i) and (ii), the Tender Offer Notice and Redemption Procedures, BNY Mellon shall implement any appropriate procedures that may be contained in the Redemption Procedures or in the absence of such procedures notify the Fund.

(4)           Dividends and Distributions.

(A)         Upon receipt by BNY Mellon of Written Instructions containing all requisite information that may be reasonably requested by BNY Mellon, including payment directions and authorization, BNY Mellon shall issue Shares in payment of the dividend or distribution, or, upon Shareholder election, pay such dividend or distribution in cash.  If requested by BNY Mellon, the Fund shall furnish a certified resolution of the Fund’s Board of Directors declaring and authorizing the payment of a dividend or other distribution but BNY Mellon shall have no duty to request such.

(B)          BNY Mellon shall issue Shares or pay dividends or distributions as provided for in Section 4(a)(4)(A), and pay proceeds of Share redemption transactions as provided for in Section 4(a)(3), after it deducts and withholds all amounts it reasonably determines to be appropriate under any applicable tax laws, rules or regulations or other laws, rules or regulations.

(C)          BNY Mellon shall (i) mail to the Fund’s Shareholders such tax forms and other information, or permissible substitute forms or notices, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation; and (ii) prepare, maintain, file, and remit any withholdings to the IRS and other appropriate taxing authorities reports relating to all dividends and distributions by the Fund paid to its Shareholders (above threshold amounts stipulated by applicable law) as required by tax or other laws, rules or regulations

(D)          Notwithstanding any other provision of this Section 4(a)(4) or this Agreement, and for clarification: (i) BNY Mellon’s exclusive obligations with respect to any written statement that Section 19(a) of the 1940 Act may require to be issued with respect to the Fund (“19(a) Statement”) shall be, upon receipt of specific Written Instructions to such effect, to receive from the Fund the text which is to be printed on the 19(a) Statement, to print such text on appropriate paper stock and to mail such document to Shareholders, and (ii) BNY Mellon’s sole obligation with respect to any dividend or distribution that Section 59(a) of the 1940 Act may require be accompanied by a 19(a) Statement shall be to perform only the conduct expressly directed by Sections 4(a)(4)(A) through (C) and shall expressly exclude any duty associated with any determination of the appropriateness of, or the drafting or other preparation of the text to be printed on, a 19(a) Statement.

(5)           [Intentionally Omitted]

(6)           Communications to Shareholders.  BNY Mellon shall print and mail to Shareholders the documents listed below and any other communications and documents that are reasonably related in the ordinary course of business to the other services performed by BNY Mellon hereunder.  The Fund agrees BNY Mellon shall be its non-exclusive provider of such services. BNY Mellon shall print or mail to Shareholders, or both print and mail to Shareholders, such other documents or instruments as the Fund may reasonably request in Written Instructions:

(i)	Tender offer notices;

Execution Version

(ii)	Confirmations of purchases and redemptions of Fund Shares;
(iii)	Monthly statements;
(iv)	Dividend and distribution notices;
(v)	Tax form information and Forms 1099; and
(vi)	Solely when specifically requested by the Fund pursuant to authorizing Written Instructions reasonably satisfactory to BNY Mellon, prospectuses, periodic reports and other Shareholder materials.

(7)           Shareholder Records.

(A)          BNY Mellon shall maintain records of the accounts for each Shareholder showing the following information to the extent received by BNY Mellon:

(i)	Name, address and United States Tax Identification or Social Security number;
(ii)	Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;
(iii)
Historical information regarding the account of each Shareholder, including sales loads, if any, dividends and distributions paid and the date and price for all transactions on a Shareholder’s account;

(iv)	Any stop or restraining order placed against a Shareholder’s account;
(v)	Any correspondence relating to the current maintenance of a Shareholder’s account; and
(vi)	Information with respect to tax withholdings.

(B)          BNY Mellon shall maintain the records required by Section 31(a) of the 1940 Act to be kept by the Fund with respect to the Services performed hereunder by BNY Mellon on behalf of the Fund, and shall keep such other records in connection with performing the Services as may be specified in the Written Procedures.

(8)           [Intentionally Omitted]

(9)            Shareholder Inspection of Stock Records.  Upon a request from any Shareholder to inspect stock records, BNY Mellon will notify the Fund and the Fund will on a timely basis issue instructions authorizing or denying such inspection access.  Absent authorizing instructions from the Fund or legal process compelling access, BNY Mellon will deny access to Fund stock records upon such a request. Unless BNY Mellon has acted contrary to the Fund’s instructions, other than when such contrary action occurs pursuant to legal process, the Fund agrees to and does hereby release and indemnify BNY Mellon in accordance with Section 11 of the Agreement from any liability for refusal of permission for a particular Shareholder to inspect the Fund’s records.

(10)          [Intentionally Omitted]

(11)          SEC Rule 17Ad-17.

(A)          BNY Mellon shall perform such services as are required in order to comply with Rule 17Ad-17 of the 1934 Act (the “Rule 17Ad-17”), including but not limited to the following:

(i)	execution of required database searches for “lost securityholders”, as that term is defined in Rule 17Ad-17;
(ii)	sending the required written notification to each “unresponsive payee”, as that term is defined in Rule 17Ad-17;

Execution Version

(iii)
maintain records to demonstrate compliance with the requirements of Rule 17Ad-17, including written procedures that describe BNY Mellon’s methodology for complying with Rule 17Ad-17 and records of the results of the database searches for lost securityholders; and

(iv)	retain the records required by Rule 17Ad-17 in accordance with applicable SEC regulations.

(B)          For purposes of clarification: Section 4(a)(11)(A) does not obligate BNY Mellon to perform the services described therein for broker-controlled accounts, omnibus accounts and similar accounts with respect to which BNY Mellon does not receive or maintain information which would permit it to determine whether the account owner is a lost securityholder or an unresponsive payee.

(12)	[Intentionally Omitted]

(13)          Print Mail.  The Fund hereby engages BNY Mellon as a non-exclusive print/mail service provider with respect to the print/mail items listed in the Fee Agreement at the fees set forth in the Fee Agreement, it being understood that the Fund may use different and/or additional print/mail service providers on a case-by-case basis.

(14)          Legal Process.  In the event (i) BNY Mellon directly receives a Legal Process Item (defined immediately below) that has been properly served, (ii) the Fund receives a Legal Process Item that has been properly served and delivers the Legal Process Item to BNY Mellon, or (iii) the Fund accepts service of a Legal Process Item that has not been properly served and delivers the Legal Process Item to BNY Mellon, then in each such case BNY Mellon will within a commercially reasonable period following receipt of such Legal Process Item take such commercially reasonable actions as may be directed by the Legal Process Item, including without limitation furnishing information and documentation, redeeming Shares and disbursing the proceeds, and placing transactional restrictions on and removing transactional restrictions from accounts.  “Legal Process Item” means civil and criminal subpoenas, civil or criminal seizure or restraining orders, IRS and state tax authority civil or criminal notices including notices of lien or levy, writs of execution and other functionally equivalent legal process items directed at BNY Mellon or the Fund requiring that a particular action or actions be taken with respect to a current or former Shareholder of a Fund or a Fund account of such a Shareholder.  BNY Mellon may in its reasonable discretion seek to limit or reduce by any reasonable means the scope and coverage of a Legal Process Item and seek extensions of the period to respond.

(15)          Unclaimed  Property Services.

(A)          Subject to the further provisions of this Section 4(a)(15), BNY Mellon shall implement procedures on behalf of the Fund that are reasonably designed for the Fund to comply on a substantial basis with the unclaimed property laws and regulations of the States and Territories of the United States (as defined below) (“Unclaimed Property Laws”) with respect to Eligible Property (as defined below). In connection with its performance of the foregoing services (“Unclaimed Property Services”), BNY Mellon shall be entitled to implement procedures consistent with practices adopted by mutual funds and other mutual fund service providers, procedures it determines represent reasonable risk based on the reasoned analysis of counsel, procedures based on communications with the agencies enforcing and administering the Unclaimed Property Laws, the administrative practices of such agencies and interpretations of the Unclaimed Property Laws by such agencies and BNY Mellon shall not be liable for reasonable conduct undertaken in accordance with any of the foregoing. For purposes of the foregoing:

Execution Version

(i)
“States and Territories of the United States” means the states of the United States of America, the District of Columbia, Guam, Puerto Rico, U.S. Virgin Islands and any territory or commonwealth of the United States of America with a formal local government substantially equivalent to a state government which subsequent to the Effective Date adopts a statute substantially similar to the Uniform Unclaimed Property Act of 1995 (or its then current successor).

(ii)
“Eligible Property” means property beneficially owned by a person or entity other than the Fund and held in a bank account maintained by BNY Mellon for or on behalf of the Fund, or property held in a Shareholder account, which is (x) subject to reporting or escheat under an Unclaimed Property Law, (y) of a nature or type or classification reasonably related to the services performed by BNY Mellon under this Agreement (such as cash amounts representing non-negotiated dividend checks and shares in abandoned Shareholder accounts), and (z) under the control of BNY Mellon.

(B)            BNY Mellon shall have no liability for any Loss arising (i) with respect to Eligible Property deemed abandoned or unclaimed under an Unclaimed Property Law before the UPS Commencement Date (as defined immediately below) but which was not reported or delivered to the applicable jurisdiction as required by an Unclaimed Property Law; (ii) from any inaccuracy in, or from the absence of any data or information from, any records of the Fund relating to any period prior to the UPS Commencement Date that adversely impacts BNY Mellon’s ability to perform the Unclaimed Property Services or BNY Mellon’s ability to comply with an Unclaimed Property Law on behalf of the Fund, including without limitation absences due to the failure to record the occurrence or non-occurrence of events relevant to an Unclaimed Property Law; (iii) from any other failure of any party to comply with an Unclaimed Property Law or to perform a service required for accurate, timely and complete future compliance with an Unclaimed Property Law, other than a failure by BNY Mellon to perform in accordance with this Section 4(a)(15) (collectively, “Compliance Failures”).  At its election, BNY Mellon may seek in good faith seek to respond to Compliance Failures of which it becomes aware or respond to a Compliance Failure only upon the request of the Fund and in accordance with a written agreement reached with the Fund regarding the response, but BNY Mellon shall have no liability for any course of conduct undertaken in good faith in accordance with the foregoing. The Fund alone shall be exclusively liable for and shall directly pay any fines, penalties, interest or other monetary liability, payment obligations or remediation requirements that arise due to a Compliance Failure. Notwithstanding any other provision of the Agreement, the Fund shall indemnify BNY Mellon for all Loss BNY Mellon suffers or incurs as a result of or in connection with any Compliance Failure, including without limitation all Loss suffered or incurred as a result of seeking in good faith to respond to the Compliance Failure.  In addition to any fees and reimbursement of expenses that BNY Mellon may be entitled to under Section 4(a)(15), in the event BNY Mellon performs any services in connection with Compliance Failures BNY Mellon shall be entitled to be paid fees for such services at the rate set forth in the Fee Agreement, or if no applicable fee is set forth therein, at commercially reasonable rates, and to a reimbursement of all reasonable expenses incurred in connection with such services, and the Fund shall pay BNY Mellon such fees and reimburse BNY Mellon for such expenses upon being invoiced. “UPS Commencement Date” means the date the Fund was converted to the BNYM System or, if applicable, the date that individual accounts within the Fund were converted to the BNYM System, or, if later than either of the foregoing, the date BNY Mellon commenced providing Unclaimed Property Services to the Fund or, if applicable, to an individual account within the Fund.

(C)            (i) The Fund shall be the “holder” under all Unclaimed Property Laws, as that term or its equivalent is used and defined in the Unclaimed Property Laws, and BNY Mellon acts solely as agent of the Fund in performing the Unclaimed Property Services.

Execution Version

(ii) The Fund hereby authorizes BNY Mellon to sign reports, to sign letters, to communicate with government representatives, current and former Shareholders and other appropriate third parties and otherwise to act in all manners on behalf of and in the name of the Fund and to utilize all tax identification numbers or other appropriate identifying numbers or data of a Fund (“Identification Data”) in the scope and manner BNY Mellon reasonably determines to be appropriate to perform the Unclaimed Property Services, including for clarification utilizing the Identification Data associated with each specific portfolio of the Fund (including each class, series, tier or other subdivision of a portfolio, if any) for reporting purposes if such is determined to be appropriate based on an Unclaimed Property Law.

(iii) Notwithstanding subsection (ii) above: the Fund is responsible for signing all abandoned property reports and other written instruments appropriate to BNY Mellon’s performance of services under this Section 4(a)(15) as agent of the Fund and BNY Mellon shall not be obligated to sign any such reports or instruments on behalf of the Fund; and to the extent BNY Mellon does sign a report or instrument it is for the purpose of facilitating its performance of services under this Section 4(a)(15) and not a waiver of the Fund’s obligation hereunder.

(iv) The Fund agrees to execute and deliver to BNY Mellon all documentation or instruments that may be requested by BNY Mellon to evidence the authorization of subsection (ii) above but agrees that the authority of BNY Mellon to act on behalf of and in the name of the Fund as described above and to use the Identification Data shall not be diminished or revoked by the absence of such documentation or instruments, and the Fund irrevocably releases BNY Mellon from any and all Claims against BNY Mellon on the grounds of absence of the authority granted by subsection (ii) above. This Section 4(a)(15)(C) shall survive any termination of the Agreement.

(D)          The Fund agrees, upon the reasonable request of BNY Mellon, to:

(i)
execute and deliver to BNY Mellon in a timely manner any reports, forms, documents and instruments reasonably determined by BNY Mellon to be appropriate in connection with its performance the Unclaimed Property Services;

(ii)	respond in a timely manner to requests from BNY Mellon for information and requests to review information or reports related to the Unclaimed Property Services; and

(iii)	Provide sufficient letterhead paper of the Fund or its electronic letterhead template for use by BNY Mellon in communications related to the Unclaimed Property Services.

(E)           The Fund agrees that upon any termination of the Agreement it will cause all property held in bank accounts maintained by BNY Mellon for or on behalf of the Fund, and all property held in Shareholder accounts maintained by BNY Mellon on a Fund’s behalf, to be transferred to the Fund or to a successor service provider and BNY Mellon may condition completion of Deconversion Services on the completion of arrangements reasonably satisfactory to BNY Mellon for such transfers.

(16)          Cost Basis Reporting.  In accordance with IRS Regulations, utilizing relevant information provided to BNY Mellon in the ordinary course of performing the services provided for in the Agreement,  report cost basis information to Shareholders on a first-in, first-out basis by tax year and Shares, except when the Shareholder requests such reporting to occur on another basis permitted by the Written Procedures.

Execution Version

(17)          [Intentionally Omitted].

(b)           Anti-Money Laundering Program Services.  BNY Mellon will perform one or more of the services described in subsections (1) through (7) of this Section 4(b) and the Fund agrees to pay the fees applicable to the service as set forth in the Fee Agreement (“AML Services”).  In the event of any failure by BNY Mellon to provide any of the AML Services in accordance with its standard of care and not otherwise, BNY Mellon’s liability shall be limited to the lesser of (x) the actual direct money damages suffered by the affected Fund as a direct result of such failure or (y) the amount paid by the affected Fund for all of BNY Mellon’s services during the twelve (12) months immediately preceding the month in which the event giving rise to such liability occurred.  Any action brought against BNY Mellon for claims relating to the AML Services must be brought within one year following the date on which such claim accrues.

(1)           Anti-Money Laundering.

(A) BNY Mellon will perform actions reasonably designed to assist the Fund in complying with Section 552 of the USA PATRIOT Act,  as amended, as follows:  BNY Mellon will: (i) establish and implement written internal policies, procedures and controls reasonably designed to help prevent the Fund from being used to launder money or finance terrorist activities; (ii) provide for independent testing, by an employee who is not responsible for the operation of BNY Mellon’s anti-money laundering (“AML”) program or by an outside party, for compliance with BNY Mellon’s written AML policies and procedures; (iii) designate a person or persons responsible for implementing and monitoring the operation and internal controls of BNY Mellon’s AML program; and (iv) provide ongoing training of BNY Mellon personnel relating to the prevention of money-laundering activities.

(B) BNY Mellon will provide to the Fund:

(i)	a copy of BNY Mellon’s written AML policies and procedures, or, alternatively, access to such policies and procedures at a BNY Mellon website;
(ii)	a copy of the report prepared by independent accountants covering the independent accountants’ examination of BNY Mellon’s AML controls and control objectives; and
(iii)	a summary of the AML training provided for appropriate BNY Mellon personnel.

(C) Without limiting or expanding subsections (A) or (B) above, the parties agree this Section 4(b)(1) relates solely to Fund compliance with Section 552 of the USA PATRIOT Act and does not relate to any other obligation the Fund may have under the USA PATRIOT Act, including without limitation Section 526 thereof.

(2)           Foreign Account Due Diligence.

(A) To assist the Fund in complying with requirements regarding a due diligence program for “foreign financial institution” accounts in accordance with applicable regulations promulgated by U.S. Department of Treasury under Section 512 of the USA PATRIOT Act, as amended (“FFI Regulations”), BNY Mellon will do the following:

Execution Version

(i)
Implement and operate a due diligence program that includes appropriate, specific, risk-based policies, procedures and controls that are reasonably designed to enable the Fund to detect and report, on an ongoing basis, any known or suspected money laundering activity conducted through or involving any correspondent account established, maintained, administered or managed by the Fund for a “foreign financial institution” (as defined in 31 CFR 1010.605(f))(“Foreign Financial Institution”);

(ii)	Conduct due diligence to identify and detect any Foreign Financial Institution accounts in connection with new accounts and account maintenance;

(iii)
Assess the money laundering risk presented by each such Foreign Financial Institution account, based on a consideration of all appropriate relevant factors (as generally outlined in 31 CFR 1010.610), and assign a risk category to each such Foreign Financial Institution account;

(iv)
Apply risk-based procedures and controls to each such Foreign Financial Institution account reasonably designed to detect and report known or suspected money laundering activity, including a periodic review of the Foreign Financial Institution account activity sufficient to determine consistency with information obtained about the type, purpose and anticipated activity of the account;

(v)	Include procedures to be followed in circumstances in which the appropriate due diligence cannot be performed with respect to a Foreign Financial Institution account;

(vi)	Adopt and operate enhanced due diligence policies for certain Foreign Financial Institution accounts in compliance with 31 CFR 1010.610(b);

(vii)	Record due diligence program and maintain due diligence records relating to Foreign Financial Institution accounts; and

(viii)	Report to the Fund about measures taken under (i)-(vii) above.

(B) Nothing in Section 4(b)(2) shall be construed to require BNY Mellon to perform any course of conduct that is not required for Fund compliance with the FFI Regulations.

(C) Without limiting or expanding subsections (A) or (B) above, the parties agree this Section 4(b)(2) relates solely to Fund compliance with Section 512 of the USA PATRIOT Act and does not relate to any other obligation the Fund may have under the USA PATRIOT Act, including without limitation Section 526 thereof.

(3)	Customer Identification Program.

(A)
To assist the Fund in complying with requirements regarding a customer identification program in accordance with applicable regulations promulgated by U.S. Department of Treasury under Section 526 of the USA PATRIOT Act (“CIP Regulations”), BNY Mellon will do the following:

Execution Version

(i)
Implement procedures which require that prior to establishing a new account in the Fund BNY Mellon obtain the name, date of birth (for natural persons only), address and government-issued identification number (collectively, the “Data Elements”) for the “Customer” (defined for purposes of this Agreement as provided in 31 CFR 1024.100(c)) associated with the new account.

(ii)
Use collected Data Elements to attempt to reasonably verify the identity of each new Customer promptly before or after each corresponding new account is opened.  Methods of verification may consist of non-documentary methods (for which BNY Mellon may use unaffiliated information vendors to assist with such verifications) and documentary methods (as permitted by 31 CFR 1024.220), and may include procedures under which BNY Mellon personnel perform enhanced due diligence to verify the identities of Customers the identities of whom were not successfully verified through the first-level (which will typically be reliance on results obtained from an information vendor) verification process(es).

(iii)	Record the Data Elements and maintain records relating to verification of new Customers consistent with 31 CFR 1024.220(a)(3).

(iv)	Regularly report to the Fund about measures taken under (i)-(iii) above.

(v)
If BNY Mellon provides services by which prospective Customers may subscribe for shares in the Fund via the Internet or telephone, BNY Mellon will work with the Fund to notify prospective Customers, consistent with 31 CFR 1024.220(a)(5), about the program conducted by the Fund in accordance with the CIP Regulations.

(B)
Nothing in Section 4(b)(3) shall be construed to require BNY Mellon to perform any course of conduct that is not required for Fund compliance with the CIP Regulations, including by way of illustration not limitation the collection of Data Elements or verification of identity for individuals opening Fund accounts through financial intermediaries which use the facilities of the National Securities Clearing Corporation.

(4)
FinCEN Requests Under USA PATRIOT Act Section 514(a).  BNY Mellon will provide the services set forth in this Section 4(b)(4) with respect to FinCEN Section 514(a) information requests (“Information Requests”) received by the Fund. Upon receipt by BNY Mellon of an Information Request delivered by the Fund in full compliance with all 314(a) Procedures (as defined below), BNY Mellon will compare appropriate information contained in the Information Request against relevant information contained in account records maintained for the Fund. Information relating to potential matches resulting from these comparisons, after review by BNY Mellon for quality assurance purposes (“Comparison Results”), will be made available to the Fund in a timely manner.  In addition, a potential match will be analyzed by BNY Mellon in conjunction with other relevant activity contained in records for the particular relevant account, and if, after such analysis, BNY Mellon determines that further investigation is warranted because the activity might constitute “suspicious activity”, as that term is used for purposes of the USA PATRIOT Act, then BNY Mellon will deliver a suspicious activity referral to the Fund. BNY Mellon shall have no responsibility for filing reports with FinCEN that may be appropriate based on the Comparison Results or a referral.  Such responsibility, as between the Fund and BNY Mellon, shall remain with the Fund exclusively.  “314(a) Procedures” means the procedures adopted from time to time by BNY Mellon governing the delivery and processing of Information Requests transmitted by BNY Mellon’s clients to BNY Mellon, including without limitation requirements governing the timeliness, content, completeness, format and mode of transmissions to BNY Mellon.

Execution Version

(5)	U.S. Government List Matching Services.

(A)
BNY Mellon will compare Appropriate List Matching Data (as defined in subsection (C) below) contained in BNY Mellon databases which are maintained for the Fund pursuant to this Agreement (“Fund List Data”) to “U.S. Government Lists”, which is hereby defined to mean the following:

(i)
data promulgated in connection with the list of Specially Designated Nationals published by the Office of Foreign Asset Control of the U.S. Department of the Treasury (“OFAC”) and any other sanctions lists or programs administered by OFAC to the extent such lists or programs remain operative and applicable to the Fund (“OFAC Lists”);

(ii)	data promulgated in connection with the published Financial Action Task Force lists (“FATF Lists”);

(iii)
data promulgated in connection with determinations by the Director (the “Director”) of the Financial Crimes Enforcement Network of the U.S. Department of the Treasury that a foreign jurisdiction, institution, class of transactions, type of account or other matter is a primary money laundering concern (“PMLC Determination”); and

(iv)
data promulgated in connection with any other lists, programs or determinations (A) which BNY Mellon determines to be substantially similar in purpose to any of the foregoing lists, programs or determinations, or (B) which BNY Mellon and the Fund agree in writing to add to the service described in this subsection (A).

(B)
In the event that following a comparison of Fund List Data to a U.S. Government List as described in subsection (A) BNY Mellon determines that any Fund List Data constitutes a “match” with the U.S. Government List in accordance with the criteria applicable to the particular U.S. Government List, BNY Mellon:

(i)	will notify the Fund of such match;

(ii)	will send any other notifications required by applicable law or regulation by virtue of the match;

(iii)
if a match to an OFAC List, will to the extent required by applicable law or regulation assist the Fund in taking appropriate steps to block any transactions or attempted transactions to the extent such action may be required by applicable law or regulation;

Execution Version

(iv)
if a match to the FATF Lists or a PMLC Determination, will to the extent required by applicable law or regulation conduct a suspicious activity review of accounts related to the match and if suspicious activity is detected will deliver a suspicious activity referral to the Fund;

(v)	if a match to a PMLC Determination, will assist the Fund in taking the appropriate special measures imposed by the Director; and

(vi)	will assist the Fund in taking any other appropriate actions required by applicable law or regulation.

(C)
“Appropriate List Matching Data” means (A) account registration and alternate payee data, to the extent made appropriate by statutes, rules or regulations governing the U.S. Government Lists, (ii) data determined by BNY Mellon in light of statutes, rules or regulations governing the U.S. Government Lists to be necessary to provide the services described in this Section 4(b)(5), and (iii) data the parties agree in writing to be necessary to provide the services described in this Section 4(b)(5).

(D) BNY Mellon may fulfill its obligations under this Section 4(b)(5) by utilizing commercially available lists that contain the data promulgated as the U.S. Government Lists, whether such lists consist of data exclusive to one U.S. Government List or of data representing a combination of several watch lists, including several U.S. Government Lists.

(6)          Legal Process SAR Referral.  Upon the conclusion of the legal process service described in Section 4(a)(14), BNY Mellon will review the Legal Process Item and other pertinent account records to determine whether such information reasonably indicates “suspicious activity” has occurred, and if it determines suspicious activity has occurred deliver a suspicious activity referral to the Fund.

(7)
Suspicious Activity Monitoring.  BNY Mellon as agent of the Fund will engage in a commercially reasonable monitoring of activities occurring with respect to the Fund during BNY Mellon’s performance of transaction processing and recordkeeping services and if in the course of such monitoring it determines that any of such activities could indicate the existence of suspicious activity and that an investigation of the potential suspicious activity is warranted, then BNY Mellon will deliver a suspicious activity referral to the Fund.

(8)
BNY Mellon agrees to permit governmental authorities with jurisdiction over the Fund to conduct examinations of the operations and records relating to the services performed by BNY Mellon under this Section 4(b) upon reasonable advance request and during normal business hours and to furnish copies at the Fund’s cost and expense of information reasonably requested by the Fund or such authorities and relevant to the services.

(9)
For purposes of clarification: All Written Procedures relating to the services performed by BNY Mellon pursuant to this Section 4(b) and any information, written matters or other recorded materials relating to such services and maintained by BNY Mellon shall constitute Confidential Information of BNY Mellon, except to the extent, if any, such materials constitute Fund records under the Securities Laws.

Execution Version

(10)
Notwithstanding any other term of this Section 4(b), application of specific AML Services to particular applying persons, accounts and account owners shall occur in accordance with BNY Mellon’s Written Procedures.  Without limiting the generality of the foregoing, BNY Mellon will have no obligation to provide AML Services with respect to Shareholder accounts opened by financial intermediaries on behalf of their customers, or with respect to the owners of such accounts, whether opened through public or private electronic communication channels with BNY Mellon, Internet portals or applications hosted by BNY Mellon, the NSCC or otherwise, unless expressly provided for in the Written Procedures.

(11)
The Fund is solely and exclusively responsible for determining the applicability to the Fund of the Bank Secrecy Act, the USA PATRIOT Act, regulations of FinCEN, and all other laws and regulations, as they may be constituted from time to time (“Fund AML Laws”), for complying with the Fund AML Laws, for determining the extent to which the AML Services assist the Fund in complying with the Fund AML Laws, and for furnishing any supplementation or augmentation to the AML Services it determines to be appropriate, and acknowledges that BNY Mellon has given no advice and makes no representations with respect to such matters.  Section 4(b) of the Agreement shall not be construed to impose on BNY Mellon any obligation other than to engage in the specific course of conduct specified by the provisions therein, and in particular shall not be construed to impose any other obligation on BNY Mellon to design, develop, implement, administer, or otherwise manage compliance activities of the Fund. The services provided pursuant to this Section 4(b) may be changed at any time and from time to time by BNY Mellon in its reasonable sole discretion to include commercially reasonable provisions appropriate to the relevant requirements of the Fund AML Laws and the description of services contained in this Section 4(b) shall be deemed revised accordingly without written amendment pursuant to Section 15 to the Agreement.  BNY Mellon shall provide to the Fund for its review notice of the nature or content of any such changes that BNY Mellon reasonably believes the Fund should be informed about and consult with the Fund to the extent requested by the Fund due to any responsibilities of the nature described in the first sentence of this Section 4(b)(11).

(c)            Red Flags Services.

(1)           The provisions of this Section 4(c) (the “Red Flags Section”) shall apply in the event the Fund elects to receive the “Red Flags Services”, which are hereby defined to mean the following services:

(i)
BNY Mellon will maintain written controls reasonably designed to detect the occurrence of Red Flags (as defined below) in connection with (i) account opening and other account activities and transactions conducted directly through BNY Mellon with respect to Direct Accounts (as defined below), and (ii) transactions effected directly through BNY Mellon by Covered Persons (as defined below) in Covered Accounts (as defined below).  Such controls, as they may be revised from time to time hereunder, are referred to herein as the “Controls”.  Solely for purposes of the Red Flags Section, the capitalized terms below will have the respective meaning ascribed to each:

Execution Version

(A)
“Red Flag” means a pattern, practice, or specific activity or a combination of patterns, practices or specific activities which may indicate the possible existence of Identity Theft (as defined below) affecting a Registered Owner (as defined below) or a Covered Person.

(B)	“Identity Theft” means a fraud committed or attempted using the identifying information of another person without authority.

(C)	“Registered Owner” means the owner of record of a Direct Account on the books and records of the Fund maintained by BNY Mellon as registrar of the Fund (the “Fund Registry”).

(D)	“Covered Person” means the owner of record of a Covered Account on the Fund Registry.

(E)
“Direct Account” means an Account established directly with and through BNY Mellon as a registered account on the Fund Registry and through which the owner of record has the ability to directly conduct account and transactional activity with and through BNY Mellon.

(F)
“Covered Account” means an Account established by a financial intermediary for another as the owner of record on the Fund Registry and through which such owner of record has the ability to conduct transactions in Fund shares directly with and through BNY Mellon.

(G)
“Account” means (1) an account holding Fund Shares with respect to which a natural person is the owner of record, and (2) any other account holding Fund Shares with respect to which there is a reasonably foreseeable risk to the particular account owner’s customers from identity theft, including financial, operational, compliance, reputation, or litigation risks.

(ii)	BNY Mellon will provide the Fund with a printed copy of or Internet viewing access to the Controls.

(iii)
BNY Mellon will notify the Fund of Red Flags which it detects and reasonably determines to indicate a significant risk of Identity Theft to a Registered Owner or Covered Person (“Possible Identity Theft”) and assist the Fund in determining the appropriate response of the Fund to the Possible Identity Theft.

(iv)
BNY Mellon will (A) annually engage an independent auditing firm or other similar firm of independent examiners to conduct an examination of BNY Mellon management’s assertion pertaining to the Controls and issue a report on the results of the examination (the “Examination Report”), and (B) furnish a copy of the Examination Report to the Fund; and

(v)
Upon the Fund’s reasonable request on not more than a quarterly basis, issue a certification in a form determined to be appropriate by BNY Mellon in its reasonable discretion, certifying to BNY Mellon’s continuing compliance with the Controls after the date of the most recent Examination Report.

Execution Version

(2)           The Fund agrees it is responsible for complying with and determining the applicability to the Fund of Section 615(e) of the Fair Credit Reporting Act of 1970, as amended, and regulations promulgated thereunder by the SEC or other applicable federal agency (the “Red Flags Requirements”), for determining the extent to which the Red Flags Services assist the Fund in complying with the Red Flags Requirements, and for furnishing any supplementation or augmentation to the Red Flags Services it determines to be appropriate, and that BNY Mellon has given no advice and makes no representations with respect to such matters.  This Red Flags Section shall not be interpreted in any manner which imposes a duty on BNY Mellon to act on behalf of the Fund or otherwise, including any duty to take any action upon the occurrence of a Red Flag, other than as expressly provided for in this Red Flags Section.  The Controls and the Red Flags Services may be changed at any time and from time to time by BNY Mellon in its reasonable sole discretion to include commercially reasonable provisions appropriate to the Red Flags Requirements, as they may be constituted from time to time. BNY Mellon shall provide to the Fund for its review notice of the nature or content of any such change that it reasonably believes the Fund should be informed about and consult with the Fund to the extent requested by the Fund due to any responsibilities of the nature described in the first sentence of this Section 4(c)(2).

(d)           Access To And Use Of The BNYM System.  The terms of Schedule B to this Agreement shall apply to the Fund’s access to and use of any component of the BNYM System (as defined in Schedule B).

5.             Financial  and Related Reporting.

Financial Statement Preparation & Review

Prepare annual financial statements and semi-annual (unaudited) financial statements for each master and feeder Fund. Provide detailed supporting work papers for amounts and disclosures in such financial statements.

Execution Version
SCHEDULE B

Terms And Conditions Governing Use Of The BNYM System

SECTION 0.                         GENERAL

0.1 Capitalized Terms.  Capitalized terms not defined in this Schedule B shall have the meaning ascribed to them in the Main Agreement.  Capitalized terms defined in this Schedule B shall have that meaning solely in this Schedule B and not in any other part of the Agreement unless expressly stated otherwise in a specific instance. References to Section numbers in this Schedule B shall mean Sections of this Schedule B unless expressly stated otherwise in a specific instance. References to the “Agreement” in this Schedule B means the Main Agreement and this Schedule B.

0.2 Purpose.  BNY Mellon utilizes some components of the BNYM System to perform the Core Services.  But BNY Mellon does not utilize all components of the BNYM System to provide the Core Services.  Some components of the BNYM System are maintained by BNY Mellon and offered to customers solely to permit customers to access the data and information maintained in the BNYM System in connection with the Core Services and put it to additional uses.  Consequently, Company is given rights pursuant to this Schedule B (i) to access and use components of the BNYM System, from the Company System (as defined in Section 2.7), to engage in activities that are separate and distinct and apart from the activities engaged in by BNY Mellon to provide the Core Services, and (ii) to authorize third parties, the “Permitted Users”, to access and use certain Component Systems to engage in activities that are also separate and distinct and apart from the activities engaged in by BNY Mellon to provide the Core Services.  Such access and use of the BNYM System by Company from the Company System and by Permitted Users may include the ability to input data and information into the BNYM System that BNY Mellon utilizes in performing the Core Services but which is not required for BNY Mellon to perform the Core Services.  This ability of Company and Permitted Users to access and use the BNYM System represents a service offered by BNY Mellon that is supplemental to the Core Services. No access to or use of the BNYM System by Company or Permitted Users is permitted, required or contemplated by the Core Services or the Main Agreement. This Schedule B governs solely those supplemental services offered by BNY Mellon and Company’s use of them.

SECTION 1.                         CERTAIN DEFINITIONS

“Authorized Person” means the employees of Company and Permitted Users who have been authorized by the Company in accordance with the applicable Documentation and procedures of BNY Mellon to access and use the Licensed System or specific Component Systems and in connection with such access and use to be issued Security Codes (as defined at Section 2.6(b) below).

“BNY Mellon Web Application” means with respect to a relevant Component System the collection of electronic documents and files, content, text, graphics, processes, functions, and software code, including, but not limited to, HTML and XML files, Java and JavaScript files, graphics files, animation files, data, technology, scripts, programs, interfaces and databases residing on a computer system maintained by or for BNY Mellon, accessible via the Internet at an Internet address furnished by BNY Mellon for use of the particular Component System.

“Company” means a Fund.

Execution Version

“Company Data” means (i) data and information regarding each Fund and the Shareholders and Shareholder accounts of each Fund which is inputted into the Licensed System and the content of records, files and reports generated from such data and information by the Licensed System, and (ii) Company 22c-2 Data (as defined in Section 6.15(a) of this Schedule B).

“Company Web Application” means the collection of electronic documents and files, content, text, graphics, processes, functions, and software code, including, but not limited to, HTML and XML files, Java and JavaScript files, graphics files, animation files, data, technology, scripts, programs, interfaces and databases residing on a computer system maintained by or for the Company, connected to the Internet and utilized by the Company in connection with its use of a Component System as contemplated by applicable Documentation.

“Component Effective Date” means, with respect to each Component System of the Licensed System that Company is given the right to access and use, the date as of which the Company is first given such right to access and use.

“Component System” means, as of its relevant Component Effective Date, each Listed System and each Support Function that is part of the Licensed System and, subsequent to a relevant Component Effective Date, such Listed Systems and Support Functions as they may be changed as provided in subsection (b) of the definition of Licensed System.

“Copy”, whether or not capitalized, means any paper, disk, tape, film, memory device, or other material or object on or in which any words, object code, source code or other symbols are written, recorded or encoded, whether permanent or transitory.

“Core Services” means the services described in the Main Agreement that BNY Mellon is obligated to perform for Company (for clarification: excluding the products and services provided pursuant to this Schedule B).

“Documentation” means any user manuals, reference guides, specifications, documentation, instruction materials and similar recorded data and information, whether in electronic or physical output form, that BNY Mellon makes available to, provides access to or provides to the Company, and that describe how the Licensed System is to be operated by users and set forth the features, functionalities, user responsibilities, procedures, commands, requirements, limitations and capabilities of and similar information about the Licensed System.

“Exhibit 1” means Exhibit 1 to this Schedule B.

“Employee” and “employee” means officers and any employees of the Fund and officers and employees of Related Entities.

“General Upgrade” means (i) an Upgrade that BNY Mellon in its sole and absolute discretion incorporates into the Licensed System at no additional fees or charges to Company, and (ii) an Upgrade that BNY Mellon offers to incorporate into the Licensed System without charge or at such additional fees and charges as the parties shall agree in writing and that Company accepts for incorporation into the Licensed System.

“Harmful Code” means any computer code, software routine, or programming device designed to (a) disable, disrupt, impair, delete, damage, corrupt, reprogram, recode or modify in any way a computer processing system, computer network, computer service, a deliverable for any of the foregoing, interface, data, files, software, storage media, or computer or electronic hardware or equipment (sometimes referred to as a “Trojan horse,” “worm,” “virus”, “preventative routine,” “disabling code,” or “cookie” devices); (b) impair in any way the operation of any of the foregoing based on the elapsing of a period of time, advancement of a particular date or other numeral (sometimes referred to as “time bombs,” “time locks,” or “drop dead” devices); or (c) permit a non-authorized party to access, transmit or utilize, as appropriate, any computer processing system, computer network, computer service, deliverable for any of the foregoing, interface, data, files, software, storage media, or computer or electronic hardware or equipment without proper consent (sometimes referred to as “lockups,” “traps,” “access codes,” or “trap door” devices); or (d) any other similar harmful or hidden procedures, routines or mechanisms.

Execution Version

“Intellectual Property Rights” means all intellectual property rights throughout the world, including copyrights, patents, mask works, trademarks, service marks, trade secrets, inventions (whether or not patentable), know how, authors’ rights, rights of attribution, and other proprietary rights and all applications and rights to apply for registration or protection of such rights and the legal rights, interests and protections afforded under applicable patent, copyright, trademark, trade secret and other intellectual property laws.

“Licensed Services” means all functions performed by the Licensed System.

“Licensed System” means, collectively:

(a) as of its applicable Component Effective Date, any one or more of the following: (i) any Listed System to which the Company is given access to and use of by BNY Mellon in its entirety; and (ii) any “Support Function”, which is hereby defined to mean any system, subsystem, software, program, application, interface, process, subprogram, series of commands or function, regardless of the degree of separability from or integration with a Listed System, that Company is given access to and use of to support its utilization of a Listed System - items within “Support Function” and this clause (ii) could be one or more parts of a Listed System or could be items which exist apart from any Listed System but which are provided to support utilization of a Listed System.

(b) Updates, General Upgrades and Company Modifications (as defined at Section 2.16) to the Listed Systems included within clause (a)(i) above and the systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands and functions included within clause (a)(ii) above.

“Listed Systems” means the computer systems listed on Exhibit 1, whether mainframe systems, surround systems, subsystems or component systems, and in the case of the NSCC and CMS means as well the separate and distinct component systems of NSCC and CMS that BNY Mellon may give Company access to and use of at Company’s request in lieu of access to and use of the entire NSCC or CMS.

“Main Agreement” means all parts of this Agreement other than this Schedule B.

“Marks” means trademarks, service marks and trade names as those terms are generally understood under applicable intellectual property laws and any other marks, names, words or expressions of a similar character.

“Permitted User” means a person other than an employee of the Company who is authorized by the Company pursuant to and in accordance with Section 2.1(a)(ii) and all applicable Documentation to access and use one or more specific Component Systems.

Execution Version

“Product Assistance” means assistance provided by BNY Mellon personnel regarding the Licensed System, including regarding its impact on other software, functionality, usage and integration.

“Proprietary Items” means:

(a) (i) All contents of the Listed Systems, (ii) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions, regardless of the degree of separability from or integration with a Listed System, and whether or not part of a Listed System, that BNY Mellon may at any time provide any customer with access to and use of to support the customer’s s utilization of a Listed System, including the Support Functions,  (iii) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions which BNY Mellon utilizes in providing any of the services, or engaging in any of the activities, contemplated by this Agreement, (iv) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions owned, leased, licensed or sublicensed by BNY Mellon which interface with, provide data to or receive data from any of the foregoing, and (v) all updates, upgrades, revisions, modifications, refinements, releases, versions, instances, translations, enhancements and improvements to and of all or any part of the foregoing, whether in existence on, or occurring prior to or subsequent to, the Effective Date (collectively, the “BNY Mellon Software”);

(b) all facilities, central processing units, nodes, equipment, storage devices, peripherals and hardware utilized by BNY Mellon in connection with the BNY Mellon Software (the “BNY Mellon Equipment”);

(c) all documentation materials relating to the BNY Mellon Software, including materials describing functions, capabilities, dependencies and responsibilities for proper operation of the Licensed System, including the Documentation, and all updates, upgrades, revisions, modifications, refinements, releases, versions, translations, enhancements and improvements to or of all or any part of foregoing (the “BNY Mellon Documentation”, and together with the BNY Mellon Software and the BNY Mellon Equipment, the “System” or the “BNYM System”) and all versions of the BNYM System as they may exist after the Effective Date or may have existed at any time prior to the Effective Date;

(d) all methods, concepts, visual expressions, screen formats, file and report formats, interactivity techniques, engine protocols, models and design features used in the BNYM System;

(e) source code and object code for all of the foregoing, as applicable;

(f) all derivative works, inventions, discoveries, patents, copyrights, patentable or copyrightable items and trade secrets prepared or furnished by or for BNY Mellon in connection with the performance of the services or in connection with any activities of the parties related to this Agreement;

(g) all materials related to the testing, implementation, support and maintenance of all of the foregoing;

(h) all other documentation, manuals, tutorials, guides, instructions, policy and procedure documents and other materials in any recorded medium prepared or furnished by or for BNY Mellon in connection with the performance of the Licensed Services or in connection with any activities of the parties related this Agreement;

Execution Version

(i) the contents of all databases and other data and information of whatsoever nature in the BNYM System, other than Company Data, whether residing in the BNYM System or existing outside the BNYM System in recorded form whether in hardcopy, electronic or other format; and

(j) all copies of any of the foregoing in any form, format or medium.

“Related Entity” means an entity that is not a competitor of BNY Mellon in the transfer agency or omnibus subaccounting business services that provides investment advisory, investment management or administrative services to the Fund pursuant to one or more material agreements between the Fund and such entity filed with the SEC (or, if the Fund is not registered with the SEC, pursuant to one or more material agreements that would be required to be filed with the SEC if the Fund were registered with the SEC).

“Terms of Use” means any privacy policy, terms of use or other terms and conditions made applicable by BNY Mellon in connection with the Company’s or a Permitted User’s access to and use of a Component System or a BNY Mellon Web Application or other access site or access method.

“Third Party Products” means the products or services of parties other than BNY Mellon that constitute part of the Licensed System.

“Third Party Provider” means licensors, subcontractors and suppliers of BNY Mellon furnishing the Third Party Products.

“United States” means the states and the District of Columbia of the United States.

“Update” means a modification to a Component System necessary to maintain the operation of the Component System in compliance with the Documentation in effect as of the Component System’s applicable Component Effective Date and includes without limitation modifications correcting any design or operational errors in the Component System and modifications enabling the Component System to be operated in any revised operating environment issued by BNY Mellon and excludes Upgrades.

“Upgrade” means an enhancement to a Component System as it exists on its applicable Component Effective Date, new features and new functionalities added to the Component System as it exists on its applicable Component Effective Date, and all revisions, modifications, refinements, releases, enhancements and improvements to a Component System as it exists on its applicable Component Effective Date which change the operation of Component System rather than just bring it into compliance with the applicable Documentation.

SECTION 2.                         ACCESS AND USE RIGHTS AND COMPANY OBLIGATIONS

2.1 Access And Use Rights.

(a) (i) BNY Mellon hereby grants to Company a limited, nonexclusive, nontransferable right to access and use the Licensed System in the United States through its employees (other than as expressly permitted otherwise by Section 2.1(a)(ii) below), solely in accordance with applicable Documentation, through the interfaces and telecommunication lines designated by BNY Mellon, strictly for the internal business purposes of the Company, solely in support of the Core Services and solely for so long as any applicable fees are paid by Company.

Execution Version

(ii) The right granted by Section 2.1(a)(i) includes, where such access and use is expressly contemplated by the Documentation applicable to a particular Component System to which the Company has been given access and use, the right to authorize persons not employees of the Company to access and use in the United States the specified Component System strictly in compliance with applicable Documentation, through the interfaces and telecommunication lines designated by BNY Mellon, solely in support of the Core Services and solely for so long as any applicable fees are paid by Company. Except with respect to Shareholders seeking to access IAM, to exercise the right contained in this Section 2.1(a)(ii) the Company must designate such persons to BNY Mellon and approve them in a writing that conforms to the requirements of applicable Documentation and procedures of BNY Mellon and furnish any information reasonably requested by BNY Mellon. Access to IAM for Shareholders shall occur in accordance with the Documentation applicable to IAM.  Upon the exercise by Company of the right contained in this Section 2.1(a)(ii), the term Company shall be redefined for all purposes of this Agreement to mean the Company and all Permitted Users, individually and collectively, unless in an individual case the context clearly requires that the definition be restricted solely to the Company.  The Company shall be responsible and liable for compliance by Permitted Users with all applicable terms of the Agreement as if the Permitted Users were its own employees.

(iii) Company may not, and shall not, under any circumstances grant any licenses or sublicense to any right granted by this Section 2.1 or subcontract or delegate any right granted by this Section 2.1 or use the Licensed System to provide services to third parties, other than Shareholders of its Funds, or for any other purpose other than that described in Sections 2.1(a)(i) and (ii).

 (b) The grant of rights in this Section 2.1 shall be construed narrowly.  No right is conferred hereunder to Company or to any other party, except the right expressly provided for in this Section 2.1.  The rights granted by this Section 2.1 shall immediately terminate without further action required on anyone’s part, including without prior notification, upon the termination or expiration of the Agreement.  BNY Mellon and its licensors reserve all rights in the BNYM System not expressly granted to Company in this Section 2.1.  Nothing in this Section 2.1 shall be construed to give Company rights of any nature in source code.  The rights granted to Company by this Section 2.1 are sometimes referred to herein as the “Licensed Rights”.

(c) For clarification:

Company may be given access to and use of a Listed System which contains integration points or links to one or more Support Functions that are part of a Listed System to which the Company has not been given access and use (“Linked Functions”).  The Licensed Rights granted by this Section 2.1 to access and use a particular Listed System containing integration points or links to Linked Functions includes the right to access and use such Linked Functions, does not include the right to use the entire Listed System containing the Linked Functions or other subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions in that Listed System.  To the extent exercise of Licensed Rights hereunder inadvertently or otherwise results in access to or use of a Component System or other system, subsystem, software, program, application, interface, process, subprogram, series of commands or function which is not part of the its Licensed System, all terms of this Agreement shall apply to such access and use.

Execution Version

2.2 Documentation.  Company shall use the Licensed System solely and strictly in accordance and compliance with the Documentation provided or made available to Company by BNY Mellon from time to time and any specifications contained therein.  Company may use only the number of copies of the Documentation that are provided to Company and may not make any additional copies of such Documentation, except that Company may copy the Documentation to the extent reasonably necessary for routine backup and disaster recovery purposes and upon request of an applicable regulatory authority.  Company shall pay BNY Mellon such fees as it has established for copies of the Documentation, if any, as listed in the Fee Agreement.

2.3 Third Party Software and Services.  Company acknowledges that Third Party Products may constitute part of the Licensed System.  Company’s use of Third Party Products shall be subject to the terms and conditions of this Agreement; provided, however, access, use, maintenance and support of Third Party Products made available to Company after an applicable Component Effective Date may be conditioned upon Company’s execution of an agreement with the applicable Third Party Provider (“Third Party Agreement”) which would provide for certain rights and obligations between the Company and the Third Party Provider (“Direct Third Party Product”), in which case the terms of the Third Party Agreement will also apply to Company’s use of the particular Third Party Product. Notwithstanding the foregoing sentences of this Section 2.3, Company acknowledges that BNY Mellon is not responsible for, nor does BNY Mellon warrant the performance or other features of, nor can it fix errors or defects in, third party software and services and BNY Mellon’s sole obligation with respect to third party software and services is to inform the third party of any errors, defects, deficiencies or other matters regarding the third party software and services of which BNY Mellon is made aware by Company and to request and pursue in a commercially reasonable manner remediation of the errors, defects or deficiencies by the third party to the extent BNY Mellon reasonably determines remediation to be available pursuant to the terms of BNY Mellon’s agreement with the third party.

2.4 Compliance With Applicable Law.  Company shall comply with all laws, regulations, rules and orders of whatsoever nature of governmental bodies and authorities (whether legislative, executive, independent, self-regulatory or otherwise) applicable to the business or activities in connection with which it utilizes the Licensed System.

2.5 Responsibility For Use.

(a) The Company alone will be responsible for furnishing, or arranging for a third party to furnish, all data and information required by the Documentation and the specifications therein for the Licensed System to function and perform in accordance with the Documentation, other than the data and information residing in the Licensed System in connection with BNY Mellon’s performance of the Core Services.  BNY Mellon shall have no liability or responsibility for any Loss caused in whole or in part by the Company’s or a Permitted User’s exercise of the Licensed Rights or use of the Licensed System or by data or information of any nature inputted into the Licensed System by or under the direction or authorization of Company or a Permitted User; provided, however, this Section 2.5 shall not relieve BNY Mellon of its obligation to act in accordance with its obligations under the Main Agreement. Company shall be responsible and solely liable for the cost or expense of regenerating any output or other remedial action if the Company, a Permitted User or an agent of either shall have failed to transmit properly and in the correct format any data or information, shall have transmitted erroneous or incorrect information or data, or shall have failed to timely verify or reconcile any such data or information when it is generated by the Licensed System (“Data Faults”).

Execution Version

(c) Company warrants that the data transmitted to the Licensed System by or under the direction or authorization of Company or Permitted Users will not disrupt, disable, harm, or otherwise impede in any manner the operation of the Licensed System or any associated software, firmware, hardware, or BNY Mellon computer system or network.

2.6 Internal Control Obligations.

(a) Company shall adopt and implement commercially reasonable internal control procedures regarding the use of the Licensed System, which internal control procedures shall be reasonably designed to ensure that any use of the Licensed System complies with (i) Sections 2.1, 2.2, 2.6, 2.12, 2.17, 2.20 and 3.4 of this Schedule B, and (ii) applicable Documentation.

(b) Company shall establish and adhere to security policies and procedures intended to (i) safeguard the Licensed System from unauthorized or improper access and use from equipment utilized by the Company, (ii) safeguard the integrity and validity of any user identifications, passwords, mnemonics, security images, security questions and answers, tokens, supertokens and any other data elements intended to safeguard the information in or the operation of the Licensed System or any Component System in any manner from unauthorized users (“Security Codes”), and (iii) prevent unauthorized access to and protect electronically stored, processed or transmitted information.  Such policies and procedures shall be at least equal to industry standards and any higher standard agreed upon by the Company and BNY Mellon.

(c) Unless Company obtains prior written permission from BNY Mellon, Company shall permit only Authorized Persons to use Security Codes assigned to or selected by Company with respect to the Licensed System. The Security Codes shall constitute Confidential Information of both Company and BNY Mellon under the Agreement subject to all obligations thereunder, and Company shall not permit access to Security Codes to any person other than Authorized Persons. Company shall notify BNY Mellon immediately if Company has reason to believe that any person who is not an Authorized Person has obtained access to a Security Code or accessed or used the Licensed System, that an Authorized Person has accessed or used the Licensed System using Security Codes not assigned to that Authorized Person, that any other loss of confidentiality with respect to a Security Code has occurred or the security of the Licensed System has otherwise been breached. BNY Mellon shall not be responsible or liable for any unauthorized use of valid Security Codes assigned to Authorized Persons or Permitted Users.

(d) Company shall verify and confirm all information entered on the Licensed System and shall notify BNY Mellon of any error in any information entered on the Licensed System as soon as practicable following Company’s knowledge of such error.

(e) Company will not recirculate, redistribute or otherwise retransmit or re-rout the Licensed System to any third party or authorize the use of any information included on the Licensed System on any equipment or display not authorized by BNY Mellon without BNY Mellon’s prior express written approval.

2.7 Company Resources.

(a) Company will be solely responsible, at Company’s expense, for procuring, maintaining, and supporting all third-party software other than Third Party Products and all workstations, personal computers, printers, controllers or other hardware or peripheral equipment at Company’s sites (“Company System”) required for Company to operate the Licensed System in accordance with the Documentation and specifications provided by BNY Mellon from time to time.  BNY Mellon will provide Company with specifications for Company System, including any requirements relating to the connection and operation of the Company System with the Licensed System and Third Party Products.  Company shall conform its operating system environment to the operating system requirements provided by BNY Mellon for the Licensed System.  Company will support and maintain the Company System as necessary to ensure its operation does not impact the Licensed System adversely or otherwise in a manner not contemplated by the Documentation.

Execution Version

(b) Company shall, at its own expense, devote such of the Company System and other equipment, facilities, personnel and resources reasonably necessary to (a) implement the Licensed System, (b) be trained in the use of the Licensed System, (c) perform timely any electrical work and cable installation necessary for Company’s use of the Licensed System, and (d) begin using the Licensed System on a timely basis.  BNY Mellon shall not be responsible for any delays or fees and costs associated with Company’s failure to timely perform its obligations under this Section 2.7.

2.8 Company Telecommunications and Data Transmissions.  Company will be solely responsible for complying at all times with telecommunications requirements designated by BNY Mellon for use of the Licensed System.  Any data or information electronically transmitted by or on behalf of Company to the Licensed System will be so transmitted solely and exclusively in the format specified by BNY Mellon.

2.9 Notices Of Material Increase In Use.  Company shall give advance written notice to BNY Mellon whenever Company intends to increase its scope of use of the Licensed System in any material respect.  Upon receipt of such notice, Company and BNY Mellon shall mutually agree in writing on any required changes to the Company’s scope of use for the Licensed System and, if applicable, the corresponding fees with respect to such increased scope.

2.10 Certifications and Audits.  Company shall promptly complete and return to BNY Mellon any certifications which BNY Mellon in its sole reasonable discretion may from time to time send to Company, certifying that Company is using the Licensed System in material compliance with the terms and conditions set forth in this Agreement.  BNY Mellon may, at its expense and after giving reasonable advance written notice to Company, enter Company locations during normal business hours and audit Company’s utilization of the Licensed System, the number of copies of the Documentation in Company’s possession, and the scope of use and information pertaining to Company’s compliance with the provisions of this Agreement.  The foregoing right may be exercised directly by BNY Mellon or by delegation to an independent auditor acting on its behalf.

2.11 Taxes.  The amounts payable by Company to BNY Mellon in consideration of the performance of services by BNY Mellon under the Agreement, including providing access to and use of the Licensed System pursuant to this Schedule B, do not include, and Company will timely pay, all federal, state and local taxes (including sales, use, excise and property taxes), if any, assessed or imposed in connection therewith, excluding any taxes imposed upon BNY Mellon based upon BNY Mellon’s net income.

2.12 Use Restrictions.

(a) Company will not do or attempt to do, and Company will not permit any other person or entity to do or attempt to do, any of the following, directly or indirectly:

Execution Version

(i)	use or access or attempt to use or access any Proprietary Item for any purpose, at any location or in any manner not specifically authorized by this Agreement;
(ii)	make or retain any copy of any Proprietary Item except as specifically authorized by this Agreement;
(iii)	create, recreate or obtain the source code for any Proprietary Item;
(iv)
refer to or otherwise use any Proprietary Item as part of any effort to develop other software, programs, applications, interfaces or functionalities or to compete with BNY Mellon or a Third Party Provider;

(v)
modify, adapt, translate or create derivative works based upon any Proprietary Item, or combine or merge any Proprietary Item or part thereof with or into any other product or service not provided for in this Agreement and not authorized in writing by BNY Mellon;

(vi)
remove, erase or tamper with any copyright or other proprietary notice printed or stamped on, affixed to, or encoded or recorded in any Proprietary Item, or fail to preserve all copyright and other proprietary notices in any copy of any Proprietary Item made by Company;

(vii)
sell, transfer, assign or otherwise convey in any manner any ownership interest or Intellectual Property Right of BNY Mellon, or market, license, sublicense, distribute or otherwise grant, or subcontract or delegate to any other person, including outsourcers, vendors, consultants, joint venturers and partners, any right to access or use any Proprietary Item, whether on Company’s behalf or otherwise;

(viii)	subcontract for or delegate the performance of any act or function involved in accessing or using any Proprietary Item, whether on Company’s behalf or otherwise;
(ix)
reverse engineer, re-engineer, decrypt, disassemble, decompile, decipher, reconstruct, re-orient or modify the circuit design, algorithms, logic, source code, object code or program code or any other properties, attributes, features or constituent parts of any Proprietary Item;

(x)	take any action that would challenge, contest, impair or otherwise adversely effect an ownership interest or Intellectual Property Right of BNY Mellon;
(xi)
use any Proprietary Item to provide remote processing, network processing, network communications, a service bureau or time sharing operation, or services similar to any of the foregoing to any person or entity, whether on a fee basis or otherwise;

(xii)
allow Harmful Code into any Proprietary Item, as applicable, or into any interface or other software or program provided by it to BNY Mellon, through Company’s systems or personnel or Company’s use of the Licensed Services or Company’s activities in connection with this Agreement; or

(xiii)
engage in or attempt to engage in penetration testing or “ethical hacking” of the BNYM System or otherwise engage in or attempt to engage in any activity to use, access or test or expose the BNYM System other than access and use in accordance with the security measures and access methods maintained by BNY Mellon at the time.

(b) Company shall, promptly after becoming aware of such, notify BNY Mellon of any facts, circumstances or events regarding its or a Permitted User’s use of the Licensed System that are reasonably likely to constitute or result in a breach of this Section 2.12, and take all reasonable steps requested by BNY Mellon to prevent, control, remediate or remedy any such facts, circumstances or events or any future occurrence of such facts, circumstances or events.

2.13 Restricted Party Status.  Company warrants at all times that it is not a “Restricted Party”, which shall be defined to mean any person or entity: (i) located in or a national of Cuba, Iran, Libya, North Korea, Sudan, Syria, or any other countries that may, from time to time, become subject to U.S. export controls for anti-terrorism reasons or with which U.S. persons are generally prohibited from engaging in financial transactions; (ii) on the U.S. Department of Commerce Denied Person’s List, Entity List, or Unverified List; U.S. Department of the Treasury list of Specially Designated Nationals and Blocked Persons; or U.S. Department of State List of Debarred Parties; (iii) engaged in activities involving nuclear materials or weapons, missile or rocket technologies, or proliferation of chemical or biological weapons; (iv) affiliated with or a part of any non-U.S. military organization, or (v) designated by the U.S. Government to have a status equivalent to any of the foregoing.  If Company becomes a Restricted Party during the term of this Agreement, the Licensed Rights shall terminate immediately without notice and Company shall have no further rights to use the Licensed System.

Execution Version

2.14 Mitigation Measures.  Company shall take commercially reasonable measures (except measures causing it to incur out-of-pocket expenses which BNY Mellon does not agree in advance to reimburse) to mitigate losses or potential losses to BNY Mellon, including taking verification, validation and reconciliation measures that are commercially reasonable or standard practice in the Company’s business.

2.15 Company Dependencies.  To the extent an obligation of BNY Mellon under this Schedule B is dependent and contingent upon Company’s or Permitted User’s performance of an action or refraining from performing an action that has been specified or described in this Schedule B or the Documentation or that is part of practices and procedures which are commercially reasonable or standard in the user’s industry (“Company Dependency”), BNY Mellon shall not be liable for Loss to the extent caused by or resulting from, or that could have been avoided but for, a failure to properly perform or a delay in properly performing a Company Dependency and BNY Mellon’s obligation to perform an obligation contemplated by this Agreement shall be waived or delayed to the extent the performance of the related Company Dependency is not properly performed or is delayed .

2.16 Software Modifications.  Company may request that BNY Mellon, at Company’s expense, develop modifications to the software constituting a part of the Licensed System that BNY Mellon generally makes available to customers for modification (“Software”) that are required to adapt the Software for Company’s unique business requirements.  Such requests, containing the material features and functionalities of all such modifications in reasonable detail, will be submitted by Company in writing to BNY Mellon in accordance with the applicable, commercially reasonable procedures maintained by BNY Mellon at the time of the request.  Company shall be solely responsible for preparing, reviewing and verifying the accuracy and completeness of the business specifications and requirements relied upon by BNY Mellon to estimate, design and develop such modifications to the Software.  BNY Mellon shall have no obligation to develop modifications to the Licensed System requested by Company, but may in its discretion agree to develop requested modifications which it, in its sole discretion, reasonably determines it can accomplish with existing resources or with readily obtainable resources without disruption of normal business operations provided Company agrees at such time in writing to pay all costs and expenses, including out-of-pocket expenses, associated with the customized modification.  BNY Mellon shall be obligated to develop modifications under this Section 2.16 only upon the execution of and in accordance with a writing containing, to BNY Mellon’s reasonable satisfaction, all necessary business and technical terms, specifications and requirements for the modification as determined by BNY Mellon in its sole judgment (“Customization Order”) and Company’s agreement to pay all costs and expenses, including out-of-pocket expenses, associated with the customized modification (“Customization Fee Agreement”).   All modifications developed and incorporated into the Licensed System pursuant to a Customization Order are referred to herein as “Company Modifications”.  BNY Mellon may make Company Modifications available to all users of the Licensed System, including BNY Mellon, at any time after implementation of the particular Company Modification and any entitlement of Company to reimbursement on account of such action must be contained in the Customization Fee Agreement.

Execution Version

2.17 Export of Software.  The Company and Permitted Users are without exception prohibited from (i) accessing or using the BNYM System outside the United States, or (ii) exporting, transmitting, transferring or shipping any Proprietary Item to a country or jurisdiction outside the United States.  No provision of the Agreement shall be interpreted to require BNY Mellon to permit access or use outside the United States or to export any Proprietary Item to a country or jurisdiction outside the United States. The Company shall comply with all applicable export and re-export restrictions and regulations of the U.S. Department of Commerce or other U.S. agency or authority and the Company may not transfer a Proprietary Item in violation of any such restrictions and regulations.

2.18 Permitted Users Contemplated By Documentation.  Notwithstanding any other provision of the Agreement, to the extent Documentation applicable to a particular Component System contemplates that Company Data will be transmitted or transferred to a Permitted User outside the BNYM System, that Company Data will be made available within the BNYM System for retrieval by a Permitted User for use outside the BNYM System, that the Company Data will be provided or made available to Permitted Users within the BNYM System for use by the Permitted User within the BNYM System or within a system of the Permitted User, or that the Company may authorize Permitted Users to access and use Company Data contained within the Licensed System in any other manner:

(i)
The Company hereby grants to BNY Mellon a worldwide, royalty-free, non-exclusive right and license to display the Company Data through any BNY Mellon Web Application contemplated by the Documentation for the applicable Component System and hereby authorizes and directs BNY Mellon, as appropriate, to transmit, transfer, make available and provide the Company Data to Permitted Users, as contemplated by the Documentation applicable to the particular Component System, including without limitation through the Internet via a BNY Mellon Web Application or other communication link or method or access site or method designated by BNY Mellon for use of the particular Component System;

(ii)
The Company hereby authorizes and directs BNY Mellon, (A) to permit Permitted Users to view and use Company Data within the Licensed System as contemplated by applicable Documentation, (B) to act on behalf of a Shareholder in any way contemplated by applicable Documentation and authorized by the Company in accordance with applicable Documentation, including to effect purchases, sales, redemptions, distributions, exchanges, transfers and other activities and to change the status, data or information involving a Shareholder account or assets in a Shareholder account, and (C) to the extent contemplated by applicable Documentation, to permit Permitted Users to download and store, copy in on-line and off-line form, reformat, perform calculations with, and distribute, publish, transmit, and display the Company Data in the systems of the Permitted User and to and through any relevant BNY Mellon Web Application;

(iii)
The Company shall have sole responsibility for imposing any desired use restrictions on Permitted Users to the extent use restrictions are contemplated by the applicable Documentation and BNY Mellon shall cooperate in a commercially reasonable manner in imposing such use restrictions to the extent the applicable Documentation contemplates a role for BNY Mellon in imposing such use restrictions;

Execution Version

(iv)
The Company acknowledges and agrees that it alone is responsible for entering into agreements with Permitted Users governing the terms and conditions, as between the Company and the Permitted User, of the Permitted User’s use of the Company Data; the Company releases BNY Mellon from any and all responsibility and duty for obtaining any such agreements, including agreements relating to confidentiality and privacy of the data and information, and for any monitoring, supervision or inspection of Permitted Users of any nature; the Company releases BNY Mellon from any Loss the Company may incur, and will indemnify and defend BNY Mellon for all Loss it may incur, arising or resulting from or in connection with Company Data after BNY Mellon, as appropriate, transmits, transfers, makes available or provides the Company Data to the Permitted User in accordance with applicable Documentation, whether through a BNY Mellon Web Application or otherwise;

(v)
The Company shall be responsible and liable to BNY Mellon for the acts and omissions of Permitted Users while accessing and using a Component System pursuant to authorization from the Company and shall indemnify and defend BNY Mellon for all Loss arising from or related to acts or omissions by a Permitted User that would constitute a breach of this Agreement if committed by the Company, that constitute reckless or intentional misconduct or that constitute a breach of a duty of the Permitted User imposed by this Schedule B; and

(vi)
BNY Mellon may immediately terminate access to and use of the Licensed System by a Permitted User if BNY Mellon reasonably believes conduct of the Permitted User would constitute a breach of this Agreement if committed by the Company, constitutes reckless or intentional misconduct, or constitutes a breach of a duty of the Permitted User imposed by this Schedule B, applicable Documentation or applicable Terms of Use.

2.19 Communications with Third Parties regarding Component System Services.  The Company shall be solely responsible for communicating with third parties to the extent such is reasonably required for services to be provided in accordance with the Documentation for the particular Component System.

2.20 Compliance with Terms Of Use.  The Company’s and, to the extent applicable in connection with a particular Component System, each Permitted User’s use of a Component System, a BNY Mellon Web Application and any other access site or access method to a particular Component System shall be conducted in material compliance with applicable Terms of Use.  In addition, Permitted Users shall be required to comply with requirements set forth in applicable Documentation, including requirements relating to Security Codes, as a condition to use of particular Component Systems.

2.21 Third Party Providers To The Company.  The Company shall have sole responsibility to maintain through itself or its agents all agreements with third party providers that may be appropriate for use of a Component System and to pay as they come due all fees and charges associated with such agreements either directly or as passed through on invoices of BNY Mellon.

2.22 Fees.  The Company shall be obligated to pay to BNY Mellon such fees and charges for access and use of any part of the Licensed System as may be set forth in the Fee Agreement and such fees and charges shall be paid in accordance with any applicable provisions set forth in the Main Agreement.

Execution Version

SECTION 3.                         PROVISIONS REGARDING BNY Mellon

3.1 Right to Modify.  BNY Mellon may alter, modify or change the Licensed System or any component, code, language, function, format, design, architecture, security measure or other element of whatsoever nature of the Licensed System and implement such alterations, modifications and changes into the Documentation and/or the Licensed System as Updates or Upgrades applicable to Company’s continued use of the Licensed System after such implementation; provided, however, at no time shall this section be interpreted in such a manner as to allow BNY Mellon by such alterations, modifications or changes to alter the License granted by Section 2.1 or modify any other service obligation of BNY Mellon under this Agreement.

3.2 Training and Product Assistance.  BNY Mellon agrees to use commercially reasonable efforts to provide requested training and Product Assistance for Company’s personnel at BNY Mellon’s facilities or at Company’s facilities in connection with access to and use of the Licensed System and subsequent Updates, as reasonably requested by Company, at BNY Mellon ‘s then-current charges and rates for such services.  All reasonable travel and out-of-pocket expenses incurred by BNY Mellon personnel in connection with and during such training or Product Assistance shall be borne by Company upon pre-approval in writing.

3.3 Monitoring.  BNY Mellon is not responsible for Company’s or Permitted User’s use of the Licensed System but shall have the right to monitor such use on BNY Mellon’s network solely to verify compliance with the terms and conditions set forth herein and for operational purposes related to the delivery of services by the Licensed System.

3.4 BNY Mellon Failure to Receive Data.  BNY Mellon shall not be liable for data or information which the Company, a Permitted User or an agent of either transmits or attempts to transmit to BNY Mellon in connection with its use of a Component System and which is not received by BNY Mellon or for any failure of a Component System to perform a function in connection with any such data or information.  BNY Mellon shall not be obligated to ascertain the accuracy, actual receipt by it or successful transmission to it of any data or information in connection with the Company’s or a Permitted User’s use of a Component System or to confirm the performance of any function by a Component System based on the transmission of instructions, data or information to BNY Mellon in connection with such use by the Company or a Permitted User.  Sole responsibility for the foregoing shall rest with the party initiating the transmission.

3.5 ACH Activity.  To the extent contemplated by the Documentation, and to the extent authorized by the Company and agreed to by BNY Mellon in its sole discretion, BNY Mellon will accept bank account information over the Internet or other communication channel from Permitted Users and take such other actions as may be appropriate to facilitate movement of money to and from Shareholder accounts through the Automated Clearing House (“ACH”).  The Company shall be solely responsible for all market risk (gain/loss liability) associated with transactions utilizing the ACH process.

SECTION 4.                         OWNERSHIP AND OTHER RIGHTS

4.1 BNY Mellon Ownership.

(a) BNY Mellon and its licensors, subcontractors and suppliers will continue to own all of their respective right, title, and interest, including Intellectual Property Rights, in and to the BNYM System and the Proprietary Items, regardless of any participation, contributions, collaboration or other participation of the Company in or to the foregoing, and including any part of the foregoing that may be created by or on behalf of, at the direction of or pursuant to business requirements and other specifications provided by the Company, such as, but not limited to, Company Modifications.

Execution Version

For purposes of clarification: the BNYM System and any modifications to the BNYM System or a Proprietary Item, whether or not ordered or paid for by the Company as a customization, are not intended to be and are not a “works made for hire” under Section 501 of the Copyright Act or under any other applicable law, remain proprietary to and the exclusive property of BNY Mellon and accordingly Company hereby transfers, conveys and assigns any ownership interests or intellectual property rights it may have in and to Proprietary Items to BNY Mellon.  To the extent requested by BNY Mellon, Company shall cooperate with BNY Mellon, at BNY Mellon’s expense, to cause to vest in BNY Mellon any ownership interests or Intellectual Property Rights in any of the forgoing that do not automatically vest in BNY Mellon.

(b) In the event a Company Web Application contains a Proprietary Item or other intellectual property of BNY Mellon, including, but not limited to, rights in copyrighted works, trademarks and trade dress, BNY Mellon shall retain all rights in such Proprietary Item or other intellectual property. To the extent a Proprietary Item or other intellectual property of BNY Mellon is duplicated within a Company Web Application to replicate the “look and feel,” “trade dress” or other aspect of the appearance or functionality of a BNY Mellon Web Application or other component of the BNYM System, BNY Mellon grants to the Company a limited, non--exclusive, non-transferable right to use such Proprietary Item or other intellectual property for the duration of its authorized use of the applicable Component System. The right granted by the foregoing sentence is limited to the intellectual property needed to replicate the appearance of the particular BNY Mellon Web Application or other component of the BNYM System and does not extend to any other Proprietary Item or other intellectual property owned by BNY Mellon.  Company shall immediately cease using such Proprietary Item or other intellectual property immediately upon termination of the Licensed Rights governing the relevant Component System.

(c) This Agreement is not an agreement of sale, and no title, patent, copyright, trademark, service mark, trade secret, intellectual property or other ownership rights to any Proprietary Items are transferred to Company by virtue of this Agreement.  Upon BNY Mellon’s request, the Company shall promptly inform BNY Mellon in writing of the quantity and location of any tangible Proprietary Item furnished to Company in connection with this Agreement.  Nothing contained in this Agreement, no disclosure of BNY Mellon Confidential Information and no use of Proprietary Items hereunder shall be construed as granting to or conferring on Company any rights, by license or otherwise, for any invention, discovery or improvement made, conceived, or acquired by BNY Mellon prior to or after the date hereof.  No patent application that may hereafter be made, and no claim to any trade secret or other protection, shall be prejudiced by any disclosure of Confidential Information or use of Proprietary Items hereunder.  Any sale, assignment or transfer of any nature or in any manner, or any attempt to do such, by Company or any party through Company of any ownership interest or Intellectual Property Right of BNY Mellon in the Proprietary Items shall be void. Any subcontracting or delegation of any right to access or use a Proprietary Item and any subcontracting for or delegation of the performance of any activities or functions involved in accessing or using a Proprietary Item shall be void and unenforceable against BNY Mellon.

4.2 Company Ownership.  Company will own its respective right, title, and interest, including Intellectual Property Rights, in and to the Company Data.  Company hereby grants BNY Mellon a limited, nonexclusive, nontransferable license to access and use the Company Data, and consents to BNY Mellon’s permitting access to, transferring and transmitting Company Data, all as appropriate to Company’s use of the Licensed Rights or as contemplated by the Documentation.

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4.3 Mutual Retention of Certain Rights.  Each party acknowledges and agrees that, other than the Licensed Rights provided for by Section 2.1 of this Schedule B, this Agreement does not give a party any right, title or interest in or to any ownership or other rights of the other party to property.  Any software, interfaces or other programs a party provides to the other party hereunder (i) shall be used solely by such receiving party and only during the term of the Agreement and only for the purpose it was provided and in accordance with the provisions of this Agreement, and (ii) shall not be used by such party or any affiliate for any other purpose or to connect to or with any other person.  To the extent the Intellectual Property Rights of one party are cached to expedite communication, such party grants to the other party a limited, non-exclusive, non-transferable right to use such Intellectual Property Rights for a period of time no longer than that reasonably necessary for the communication and a party shall immediately cease using such Intellectual Property Rights immediately upon termination of the Licensed Rights governing the relevant Component System.

4.4 Use of Hyperlinks.  To the extent use of hyperlinks is contemplated by the Documentation for a particular Component System:  The Company hereby grants to BNY Mellon a royalty-free, nonexclusive, nontransferable and revocable right to use the Company’s hyperlink in connection with the relevant Licensed Services; BNY Mellon hereby grants to the Company a royalty-free, nonexclusive, nontransferable and revocable right to use BNY Mellon ‘s hyperlink in connection with providing the relevant Licensed Services; each party shall reasonably cooperate with the other party concerning the placement, location and destination of such hyperlinks; and a party shall immediately cease using another party’s hyperlink immediately upon termination of the Licensed Rights governing the relevant Component System.

4.5 Use of Marks.  To the extent one party’s Marks must be utilized by the other party in connection with the operation of a particular Component System or the Licensed Services related to the particular Component System: the Company hereby grants to BNY Mellon a non-exclusive, limited right to use its Marks solely in connection with the Licensed Services provided by the Component System;  BNY Mellon hereby grants to the Company a non-exclusive, limited right to use its Marks solely in connection with the Licensed Services provided by the Component System; all use of Marks shall be in accordance with the granting party’s reasonable policies regarding the advertising and usage of its Marks as established from time to time;  the Company hereby grants BNY Mellon the right to display the Company’s Mark’s on applicable BNY Mellon Web Applications and in advertising and marketing materials related to the BNY Mellon Web Application and the Licensed Services provided by the relevant Component System;  each party shall retain all right, title and interest in and to its Marks worldwide, including any goodwill associated therewith, subject to the limited right granted in this Section 4.5; use of the Marks hereunder by the grantee pursuant to this limited right shall inure to the benefit of the trademark owner and grantees shall take no action that is inconsistent with the trademark owner’s ownership thereof; each party shall exercise reasonable efforts within commercially reasonable limits, to maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided to it by the other party in writing from time to time, and all “point and click” features relating to Authorized Persons’ acknowledgment and acceptance of such disclaimers and notifications; and a party shall immediately cease using another party’s Marks immediately upon termination of the Licensed Rights governing the relevant Component System.

SECTION 5.                         REPRESENTATIONS, WARRANTIES & COVENANTS; INDEMNIFICATION

5.1 Right to Grant Rights; No Infringement; BNY Mellon Indemnification.

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(a) BNY Mellon warrants to Company that BNY Mellon has the full legal right to grant Company the right to use the Licensed System, as and to the extent permitted under this Agreement, and that the Licensed System when properly used for the purpose and in the manner specifically authorized by this Agreement, does not to BNY Mellon’s knowledge infringe in any material respect upon any United States patent or copyright or any trade secret or other proprietary right of any person.  BNY Mellon shall defend and indemnify Company against any third party claim to the extent attributable to a violation of the foregoing warranty.  BNY Mellon shall have no liability or obligation under this Section 5.1 unless Company gives written notice to BNY Mellon within ten (10) days (provided that later notice shall relieve BNY Mellon of its liability and obligations under this Section 5.1 only to the extent that BNY Mellon is prejudiced by such later notice) after any applicable infringement claim is initiated against Company and allows BNY Mellon to have sole control of the defense or settlement of the claim.  The remedies provided in this Section 5.1 are the sole remedies for a breach of the warranty contained in this Section 5.1.  If any applicable claim is initiated, or in BNY Mellon’s sole opinion is likely to be initiated, then BNY Mellon shall have the option, at its expense, to:

(i)	modify or replace the Licensed System or the infringing part of the Licensed System so that the Licensed System is no longer infringing; or

(ii)	procure the right to continue using or providing the infringing part of the Licensed System; or

(iii)
if neither of the remedies provided for in clauses (i) and (ii) can be accomplished in a commercially reasonable fashion, limit or terminate the Licensed Rights with respect to the infringing part of the Licensed System and refund any fees paid by the Company with respect to future periods affected by such limitation or termination.

(b) Neither BNY Mellon nor any Third Party Provider shall have any liability under any provision of this Agreement with respect to any performance problem, warranty, claim of infringement or other matter to the extent attributable to (i) Company’s use of a Proprietary Item in a negligent manner or any manner not consistent with this Schedule B or Company’s breach of this Schedule B; (ii) any modification or alteration of a Proprietary Item made by anyone other than BNY Mellon or made by BNY Mellon at the request or direction of the Company, (iii) BNY Mellon’s compliance with the instructions or requests of Company relating to a Proprietary Item; (iv) any combination of a Proprietary Item with any item, service, process or data not provided by BNY Mellon, (v) third parties gaining access to a Proprietary Item due to acts or omissions of Company, (vi) third party software not recommended by BNY Mellon or the use of open source software, (vii) Company’s failure to license and maintain copies of any third-party software required to operate the any BNY Mellon Software, (viii) Company’s failure to operate the BNY Mellon Software in accordance with the Documentation, or (ix) Data Faults. (collectively, “Excluded Events”). Company will indemnify, and with respect to third party claims will defend, and hold harmless BNY Mellon and Third Party Providers from and against any and all Loss and claims resulting or arising from any Excluded Events.

5.2 BNY Mellon Warranties.  BNY Mellon warrants that:

(i)
except for Direct Third Party Products, with respect to which no warranty is made, and subject to the last sentence of Section 2.3, the Licensed System, if used in accordance with applicable Documentation, will operate in material conformity with applicable Documentation, and in the event of a breach of this clause (i) BNY Mellon shall take commercially reasonable actions to restore performance of the Licensed System to the requirements of the foregoing warranty; and

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(ii)
BNY Mellon owns, or has the right to use under valid and enforceable agreements, all Intellectual Property Rights reasonably necessary for and related to the provision of the Licensed Rights and to grant the right granted under Section 2.1.

5.3 Warranty Disclaimer.  THE LICENSED SYSTEM AND ALL RELATED SERVICES ARE MADE AVAILABLE TO COMPANY ON AN “AS IS”, “AS AVAILABLE” BASIS.  UNLESS A SPECIFIC WARRANTY IS EXPRESSLY GIVEN IN THIS SCHEDULE C, NO WARRANTY OF ANY NATURE, EXPRESS OR IMPLIED, IS MADE IN THIS SCHEDULE B, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO THE AVAILABILITY, CONDITION, MERCHANTABILITY, NON-INFRINGEMENT, DESIGN, OPERATION OR FITNESS FOR OR SATISFACTION IN REGARDS TO A PARTICULAR PURPOSE.

5.4 Limitation of Warranties.  The warranties made by BNY Mellon in this Schedule B, and the obligations of BNY Mellon under this Schedule B, run only to Company and not to its affiliates, its customers or any other persons.

SECTION 6                          OTHER PROVISIONS

6.1 Scope of Services.  The scope of services to be provided by BNY Mellon under this Agreement shall not be increased as a result of new or revised regulatory or other requirements that may become applicable with respect to the Company, unless the parties hereto expressly agree in writing to any such increase.  BNY Mellon shall not be obligated to develop or implement Upgrades, but to the extent it elects to do so Section 5.1 shall apply.

6.2 Additional Provision Regarding Governing Law.  This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods. The Uniform Computer Information Transaction Act drafted by the National Conference Of Commissioners On Uniform State Laws, or a version thereof, or any law based on or similar to such Act (“UCITA”), if and as adopted by the jurisdiction whose laws govern with respect to this Agreement in any form, shall not apply to this Agreement or the activities contemplated hereby.  To the extent UCITA is applicable notwithstanding the foregoing, the parties agree to opt out of the applicability of UCITA pursuant to the “opt out” provisions contained therein.

6.3 Third Party Providers.  Except for those terms and conditions that specifically apply to Third Party Providers, under no circumstances shall any other person be considered a third party beneficiary of this Agreement or otherwise entitled to any rights or remedies under this Agreement.  Except as may be provided in Third Party Agreements, Company shall have no rights or remedies against Third Party Providers, Third Party Providers shall have no liability of any nature to the Company, and the aggregate cumulative liability of all Third Party Providers to the Company shall be $1.

6.4 Liability Provisions.

(a) Notwithstanding any provision of the Main Agreement or this Schedule B, BNY Mellon shall not be liable under this Schedule B under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, for exemplary, punitive, special, incidental, indirect or consequential damages, or for any other damages which are not direct damages regardless of whether such damages were or should have been foreseeable and regardless of whether any entity has been advised of the possibility of such damages, all and each of which damages is hereby excluded by agreement of the parties.

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(b) Notwithstanding any provision of the Main Agreement or this Schedule B, BNY Mellon’s cumulative, aggregate liability to the Company for any Loss, including Loss arising from Claims for indemnification pursuant to the Main Agreement and this Schedule B, that arises or relates to a term of this Schedule B, the recovery of which is not otherwise excluded or barred by another provision of this Agreement, shall not exceed the fees paid by Company to BNY Mellon for use of the particular Component System with respect to which the claim of Loss was made for the six (6) months immediately prior to the date the last claim of Loss relating to the particular Component System arose.

(c) In the event of a material breach of this Schedule B by BNY Mellon with respect to the operation of a particular Component System, Company’s sole and exclusive termination remedy shall be to terminate the Licensed Rights granted by this Schedule B to the particular Component System with respect to which the material breach occurred by complying with the notice and cure period provisions in the Main Agreement applicable to a material breach of the Agreement, but the Company shall not be entitled to terminate any other provision of the Agreement or the Licensed Rights with respect to any other Component System. For purposes of clarification: The foregoing sentence is not intended to restrict, modify or abrogate any remedy available to a Company under another provision of the Agreement for a breach of Schedule B by BNY Mellon other than the termination remedy.

6.5 Assignment.  Company may not, and shall not under any circumstances, assign, license, sublicense, grant rights to use or otherwise transfer any Licensed Rights or any right in or part thereof or any obligation under this Schedule B, and any such assignment or transfer or attempted assignment or transfer shall be void.

6.6 Return of Proprietary Items.  Upon a termination of this Agreement or a termination of the right to use the Licensed System or a right to use a particular Component System, or at the end of a Continuation Period (as defined in Section 6.15), as applicable, Company shall immediately cease attempts to access and use the relevant Component Systems and related Proprietary Items, and Company shall promptly return to BNY Mellon all copies of the relevant Documentation and any other related Proprietary Items then in Company’s possession. Company shall remain liable for any payments due to BNY Mellon with respect to the period ending on the date of termination or any Continuation Period, as applicable, and any charges arising due to the termination.

6.7 Conflicts.  Applicable terms of the Main Agreement shall apply to this Schedule B but any conflict between a term of the Main Agreement and this Schedule B shall be resolved to the fullest extent possible in favor of the term in this Schedule B.

6.8 Exclusivity.  Company shall solely and exclusively use the Licensed System to perform the computing functions and services made available to the Company by the Licensed System.  For clarification: this means the Company will not use any system, subsystem, component or functionality of another service provider to perform functions or services similar to those provided by the Licensed System.

6.9 Term.  The term of this Schedule B shall be the same as the term in effect for the Main Agreement, including with respect to any renewal terms.

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Additionally, with respect to each Component System to which the Company is given access and use, the term applicable to BNY Mellon’s obligation to furnish the Component System and the Company’s obligation to pay the fees and charges applicable to the Component System (“Component System Obligations”) shall be the same as the term applicable to the Core Services, including with respect to any renewal term.  For clarification:  this Schedule B and the Component System Obligations may be terminated only in connection with a termination of the Main Agreement in accordance with the termination provisions set forth in the Main Agreement, except where this Schedule specifically sets forth an additional termination right.

6.10 Confidentiality.  Company agrees to maintain the confidentiality of and protect the Proprietary Items and to prevent access and use not permitted hereunder with at least the same degree of care that it utilizes with respect to its own proprietary and nonpublic material, including without limitation agreeing:

(i)
not to disclose to or otherwise permit any person access to, in any manner, the Proprietary Items, or any part thereof in any form whatsoever, except that such disclosure or access shall be permitted to an employee of Company in the course of his or her employment and who is bound to maintain the confidentiality thereof;

(ii)	not to use the Proprietary Items for any purpose other than in connection with the Company’s exercise of the Licensed Rights, without the consent of BNY Mellon; and

(iii)
to promptly report to BNY Mellon any facts, circumstances or events that are reasonably likely to constitute or result in a breach of this Section 6.10 or a breach of Section 4 of the Main Agreement with respect to the Proprietary Items, and take all reasonable steps requested by BNY Mellon to prevent, control, remediate or remedy any such facts, circumstances or events or any future occurrence of such facts, circumstances or events.

6.11 Provisions Applicable Solely to IAM.  In connection with any permitted access and use of IAM, the Company agrees, at its expense, to;

(a) Provide, or retain other persons to provide, all computers, telecommunications equipment, encryption technology and other materials, services, equipment and software reasonably necessary to develop and maintain a Company Web Application as contemplated by IAM Documentation, including the functionality necessary to maintain the hypertext links to IAM (“Company IAM Site”);

(b) Promptly provide BNY Mellon written notice of changes in Fund policies or procedures requiring changes to the IAM settings or parameters or services (“Parameter Changes”); provided, however, this provision shall be interpreted to require BNY Mellon to modify only adjustable settings and parameters already provided for in IAM in response to a Parameter Change and not to require BNY Mellon to effect any Upgrade;

(c) Work with BNY Mellon to develop Internet marketing materials for Permitted Users and forward a copy of appropriate marketing materials to BNY Mellon;

(d) Promptly revise and update applicable prospectuses and other pertinent materials, such as user agreements, to include the appropriate consents, notices and disclosures, including disclaimers and information reasonably requested by BNY Mellon;

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(e) With respect to the Company IAM Site, maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by BNY Mellon in writing from time to time, and all “point and click” features relating to acknowledgment and acceptance of such disclaimers and notifications; and

(f) Design and develop the Company IAM Site functionality necessary to facilitate, implement and maintain the hypertext links to IAM and the various inquiry and transaction web pages and otherwise make the Company IAM Site available to Permitted Users.

6.12 Termination and Suspension by BNY Mellon.

(a) In the event of a material breach of this Schedule B by Company, BNY Mellon may terminate the Licensed Rights in their entirety and all access to and use of the Licensed System by complying with the notice and cure period provisions in the Main Agreement applicable to a material breach of the Agreement.

(b) In the event BNY Mellon reasonably believes in good faith that any activity (i) of the Company or a Permitted User constitutes a breach of a provision of this Schedule B governing access to or use of the BNYM System, or (ii) any activity presents a threat to the integrity or security of the BNYM System or the information contained within it (a “Use Incident”), BNY Mellon may without incurring any liability hereunder, temporarily suspend access to and use of the Licensed System or a Component System solely for the amount of time necessary for the investigation and resolution of the issues, and shall notify the Company as soon as practicable under the circumstances of such action and the conduct believed to be a Use Incident.   BNY Mellon shall exercise this right with diligence to minimize the impact of any such suspension. The parties agree to promptly cooperate in good faith to address such issues. The Company shall indemnify BNY Mellon for all Loss, and to the extent applicable defend BNY Mellon against all Loss, resulting from or arising out of or in connection with a Use Incident attributable to conduct of the Company, an Authorized Person or Permitted User.

6.13 Equitable Relief.  Company agrees that BNY Mellon would not have an adequate remedy at law in the event of a breach or threatened breach of a Use Provision by the Company and that BNY Mellon would suffer irreparable injury and damage as a result of any such breach.  Accordingly, in the event Company breaches or threatens to breach a Use Provision, in addition to and not in lieu of any legal or other remedies BNY Mellon may pursue hereunder or under applicable law, Company hereby consents to the granting of equitable relief (including the issuance of a temporary restraining order, preliminary injunction or permanent injunction) against it by a court of competent jurisdiction, without the necessity of proving actual damages or posting any bond or other security therefor, prohibiting any such breach or threatened breach.  In any proceeding upon a motion for such equitable relief, BNY Mellon’s ability to answer in damages shall not be interposed as a defense to the granting of such equitable relief.

6.14 Survival. Sections 2.1(b), 2.12, 4.1, 4.2, 4.3, 6.10, provisions which by their nature are applicable after an agreement termination, provisions expressly stated to survive termination and any provisions appropriate to interpret such provisions or to determine the rights or obligations of the parties surviving termination of the Agreement by law, shall survive any termination of the Main Agreement, this Schedule B or the Licensed Rights.

6.15 Provisions Applicable Solely to the 22c-2 System.  In connection with any permitted access and use of the 22c-2 System, the Company agrees as follows:

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(a) Definitions.  The following terms have the following meanings solely for purposes of this Section 6.15:

“Commercially Reasonable Efforts” means efforts that are reasonable under the circumstances for a well managed company in the securities processing industry.

“Company 22c-2 Data” means, collectively, the Fund Data, the Shareholder Data and the Supplemental Data.

“Company Database” means the database maintained within the 22c-2 System by and for Company containing the Company 22c-2 Data.

“Financial Intermediary” means a financial intermediary as that term is defined in Rule 22c-2.

“Front End Data” means the transaction data relating to the Funds and the accounts of Shareholders of the Funds (i) specified by applicable Documentation for use within the 22c-2 System to yield reports intended to assist the Company in determining the Financial Intermediaries from which additional transactional details could be requested for purposes of compliance with SEC Rule 22c-2, and (ii) which has been selected by the Company and transmitted to the Company Database.

“Fund Data” means, collectively, the Front End Data and the Fund Settings.

“Fund Settings” means the Fund preferences, parameters, rules and settings inputted into the Company Database and 22c-2 System by Company to administer a Fund’s Rule 22c-2 policies.

“Rule 22c-2” means Rule 22c-2 of the SEC promulgated under the 1940 Act.

“Shareholder” means a shareholder, as that term is defined in Rule 22c-2, of any of the Funds.

“Shareholder Data” means the transaction data with respect to Shareholders in a Fund requested by Company that a Financial Intermediary, for access and use by Company in the 22c-2 System, (i) delivers to BNY Mellon by a Designated Method, or (ii) delivers to Company and is inputted into the Company Database by Company.

“SRO” means any self-regulatory organization, including national securities exchanges and national securities associations.

“Supplemental Data” means any data or information, other than the Shareholder Data and Fund Data, inputted into the Company Database by Company, or provided to BNY Mellon and inputted into the Company Database by BNY Mellon as an additional service, that Company has reasonably determined is necessary in the operation of the 22c-2 System for purposes of compliance with Rule 22c-2.

(b) Availability.  BNY Mellon shall make the 22c-2 System available to Company from 8:00 a.m. to 6:00 p.m., Eastern Time, during days the New York Stock Exchange is open for trading, except for periods therein in which BNY Mellon suspends access for maintenance, backup, updates, upgrades, modifications required due to changes in applicable law, or other commercially reasonable purposes as reasonably determined by BNY Mellon.  BNY Mellon will use Commercially Reasonable Efforts to limit any periods of nonavailability due to the foregoing activities.

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(c) Third Party Provisions.  Company’s use of the 22c-2 System shall be subject to the terms and conditions contained in BNY Mellon’s agreements with Third Party Providers that BNY Mellon is required by such agreements to apply to users of the software or services of the particular Third Party Provider to the extent notified of such terms and conditions by BNY Mellon.

(d) BNY Mellon Modifications.  Company hereby accepts all such modifications, revisions and updates, including changes in programming languages, rules of operation and screen or report format, as and when they are implemented by BNY Mellon, and agrees to take no action intended to have or having the effect of canceling, reversing, nullifying or modifying in any fashion the operation or results of such modifications, revisions and updates. BNY Mellon will make Commercially Reasonable Efforts to give Company advance written notice before any such modifications, revisions or updates to the 22c-2 System go into effect.

(e) Shareholder Data.

(1) Company acknowledges that Financial Intermediaries, not BNY Mellon, provide the Shareholder Data, that Company’s access to the Shareholder Data through use of the 22c-2 System is dependent upon delivery of the Shareholder Data by the Financial Intermediaries, and that BNY Mellon is not responsible or liable in any manner for any act or omission by a Financial Intermediary with respect to the delivery of Shareholder Data. Company also acknowledges that Financial Intermediaries may deliver Shareholder Data which modifies Shareholder Data previously delivered or may refuse to provide Shareholder Data and that BNY Mellon is not responsible or liable in any manner for any such modification of Shareholder Data or any such refusal to deliver Shareholder Data.

(2) Company has sole responsibility for authorizing and directing a Financial Intermediary to deliver Shareholder Data that Company may require for purposes of Rule 22c-2.  BNY Mellon shall be obligated to receive and input into the Company Database only that Shareholder Data which has been delivered by a Financial Intermediary through the facilities maintained for such purpose by the NSCC or through the internal communications links provided in the 22c-2 System (“Designated Methods”). Company shall be solely responsible for inputting into the Company Database and the 22c-2 System any Shareholder Data delivered by a method other than a Designated Method.

(f) Company 22c-2 Data.  As between Company and BNY Mellon, Company alone shall be responsible for obtaining all Fund Data, Shareholder Data and Supplemental Data that Company determines is required in connection with its use of the 22c-2 System. As between Company and BNY Mellon, Company is also exclusively responsible for (i) the accuracy and adequacy of all Company 22c-2 Data; (ii) the review for accuracy and adequacy of all output of the 22c-2 System before reliance or use (provided the 22c-2 System is operating in accordance with the Documentation); and (iii) the establishment and maintenance of appropriate control procedures and back up procedures to reduce any loss of information, interruption or delay in processing Company 22c-2 Data after received by Company. Company shall comply with all applicable laws and obtain all necessary consents from any person, including Financial Intermediaries, regarding the collection, use and distribution to BNY Mellon of Company 22c-2 Data as contemplated herein and of any other information or data regarding Company and the Funds that Company provides or causes to be provided for the purposes set forth herein.

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(g) Communications Configuration.  Company shall be responsible, at its expense, for procuring and maintaining the communications equipment, lines and related hardware and software reasonably specified by BNY Mellon to comprise the communications configuration required for Company to use the 22c-2 System and any Updates and General Upgrades to the communications configuration.

(h) Front End Data.  As between Company and BNY Mellon, Company shall be solely responsible for selecting Front End Data, identifying it to BNY Mellon and directing BNY Mellon to transmit the identified Front End Data from the BNY Mellon transfer agent system to the Company 22c-2 Database in the 22c-2 System.  Company hereby authorizes BNY Mellon to transmit Front End Data to the 22c-2 System without further action on anyone’s part upon receiving a communication from Company identifying Front End Data for transmission to the 22c-2 System.

(i) Restricted Use of Company 22c-2 Data.  The Company 22c-2 Data constitutes “Confidential Information” for all purposes of Section 4 and other applicable provisions of the Main Agreement. As between the Company and BNY Mellon, title to all Company 22c-2 Data and all related intellectual property and other ownership rights shall remain exclusively with Company. Company authorizes BNY Mellon to maintain and use Company 22c-2 Data solely in the manner contemplated by applicable Documentation and this Agreement and to aggregate Company 22c-2 Data in the Company Database with data of other users of the 22c-2 System to analyze and enhance the effectiveness of the 22c-2 System and to create broad-based statistical analyses and reports for users and potential users of the 22c-2 System and industry forums.

(j) Application of Results.  Except to the extent that the results are inaccurate due to BNY Mellon’s gross negligence, willful misconduct or reckless disregard, neither BNY Mellon nor any Third Party Provider shall have liability for any loss or damage resulting from any application of the results, or from any unintended or unforeseen results, obtained from the use of the 22c-2 System or any related service provided by BNY Mellon.

(k) Exclusion for Unauthorized Actions.  Neither BNY Mellon nor any Third Party Provider shall have any liability with respect to any performance problem, warranty, claim of infringement or other matter to the extent attributable to any unauthorized or improper use, alteration, addition or modification of the 22c-2 System by Company, any combination of the 22c-2 System with software not specified by applicable Documentation and any other use of the 22c-2 System in a manner inconsistent with this Agreement or applicable Documentation.

(l) Disclaimer.  BNY Mellon DOES NOT WARRANT THAT USE OF THE 22C-2 SYSTEM BY COMPANY GUARANTEES COMPLIANCE WITH RULE 22C-2 OR ANY OTHER FEDERAL, STATE, LOCAL OR SRO LAW OR REGULATION. BNY Mellon DOES NOT ASSUME ANY RESPONSIBILITY FOR ANY ASPECT OF LEGAL AND REGULATORY COMPLIANCE BY OR ON BEHALF OF COMPANY, NOR SHALL COMPANY REPRESENT OTHERWISE TO ANY PERSON. COMPANY’S USE OF THE 22C-2 SYSTEM AND ANY OTHER SERVICES PROVIDED UNDER THIS AGREEMENT SHALL NOT BE DEEMED LEGAL ADVICE.

(m) Hardware Disclaimer.  Under no circumstance shall BNY Mellon or a Third Party Provider be liable to Company or any other Person for any loss of profits, loss of use, or for any damage suffered or costs and expenses incurred by Company or any Person, of any nature or from any cause whatsoever, whether direct, special, incidental or consequential, arising out of or related to computer hardware.

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(n) Termination by BNY Mellon.  BNY Mellon may immediately terminate Company’s right to use and Company’s access to and use of the 22c-2 System upon the occurrence of any of the following events:

(a) Company engages in conduct which infringes or exceeds the scope of the right granted to Company by Section 2.1 of this Schedule B and does not cure the breach within ten (10) business days after receiving written notice from BNY Mellon; or

(b) A Third Party Provider terminates any relevant agreement the Third Party Provider has with BNY Mellon that is necessary in order for BNY Mellon to be able to license (or continue to license) the 22c-2 System to Company. BNY Mellon agrees to provide Company with as much notice of such termination as BNY Mellon receives from the Third Party Provider.

(o) Continuation Period.  In the event the Agreement is terminated and in connection with such a termination the parties agree that Company will continue to have access to and use of the 22c-2 System, then the terms of this Agreement shall apply during any such continuation period.  The term of any such continuation period shall be day to day and the continuation period may be terminated immediately by either party at any time by written notice notwithstanding the contents of any notice or other communication the parties may exchange, unless both parties agree in writing to such contents.  A continuation period as described in this subsection (o) is referred to herein as a “Continuation Period”.

(p) Effect of Termination.  Following a termination of the Agreement or at the end of a Continuation Period, as applicable, BNY Mellon will (i) dispose of all Company 22c-2 Data in accordance with its applicable backup and data destruction policies, and (ii) use good faith efforts to make electronic copies of Company 22c-2 Data in existing report formats of the 22c-2 System to the extent reasonably requested by Company no less than thirty (30) days in advance of the termination of the Agreement.

(q) This Agreement shall benefit and be enforceable by Third Party Providers of the 22c-2 System.

6.16 Internet and Mobile Applications.

(a) Each party acknowledges that the Internet is an unsecured, unstable, unregulated, unorganized and unreliable network, and that to the extent the ability of the other party to provide or perform services or duties hereunder is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers, encryption system developers and other vendors and third parties, each party agrees that the other shall not be liable in any respect for the functions or malfunctions of the Internet.

(b) In connection with the use of any device by the Company or a Permitted User which utilizes a wireless connection, whether to a router or other computer equipment or to a wireless telecommunications network or system, in whole or in part to access the BNYM System directly or through the Internet, BNY Mellon shall not be responsible in any respect for the functions or malfunctions of such telecommunications network or system or wireless connection or for the loss of personal information or Security Codes or for events of identity theft occurring through such telecommunications network or system or wireless connection.

Execution Version

6.17. Requirement For Written Consent or Written Release.  No failure to act, no omission, no failure to respond, object or deny consent, and no other instance of an absence of action or communication (collectively, “Forbearance”) shall be construed as a consent or waiver (implied, constructive, deemed or otherwise) under this Schedule B.  Any conduct (as defined in the Main Agreement) not expressly permitted by this Schedule B, notwithstanding any number of occurrences of the conduct, any number of requests to engage in the conduct, any failures of BNY Mellon to discover the conduct and any number of related Forbearances, shall be prohibited in the absence of a written consent to the conduct or a written waiver of a relevant prohibition or restriction.

6.18 Aggregation And Other Third Party Services.

(a) In the event (i) BNY Mellon facilitates connectivity with, develops or implements functionality, APIs, transmission protocols or any other technological service, product or item that permits or enables a third party acting on behalf of the Company or a Permitted User to access or use a Component System or any part of the BNYM System for any purpose (“Connected Component”), including without limitation to access, use, extract, retrieve, input or modify Company Data or other confidential, private or personal information of the Company or a Permitted Use or to conduct financial or non-financial transactions (such access and use being an “Investment Service”, and such third party being an “Investment Service Provider”), (ii) Company elects to access and use or permit Permitted Users to access and use a Connected Component, and (iii) in connection therewith the Company or a Permitted User furnishes one or more Security Codes to the Investment Service Provider:

(1)
Company acknowledges that in order to permit an Investment Service Provider to provide an Investment Service BNY Mellon may implement or operate information security processes, procedures, features or characteristics with respect to the Connected Component that differ from the information security processes, procedures, features and characteristics it maintains for some or all of the other components of the BNYM System (“Security Differences”) and in consideration for its access and use of a Connected Component or for BNY Mellon permitting Permitted Users to access and use a Connected System it consents to the existence of the Security Differences and agrees that the Security Differences do not constitute negligence or other Liable Conduct on the part of BNY Mellon; and

(2)
Company agrees that BNY Mellon bears no liability or responsibility of any nature to Company for any Loss or other consequences arising to any extent from any access to or use of a Connected Component by or through an Investment Service Provider’s technology system, and that it shall indemnify and defend BNY Mellon in accordance with the terms of Section 11 of the Main Agreement for all Loss incurred by BNY Mellon or its affiliates arising to any extent from any access to or use of a Connected Component by or through an Investment Service Provider’s technology system.

(b) BNY Mellon bears no liability or responsibility for Loss or other consequences arising from the use of a Security Code established by or for the Company or a Permitted User by any person not specifically permissioned by the Security Code to access and use the BNYM System or any of its Component Systems or from the use of such Security Code other than as specifically permissioned by the Security Code.

[Remainder of Page Intentionally Blank]

Execution Version
EXHIBIT 1 TO SCHEDULE B

AdvisorCentral
A portal for trusts, financial advisors, broker/dealers and other financial intermediaries to view mutual fund and client account data on the transfer agent mainframe via the Internet if permitted access by Company and for Company back offices to view the same data.

ACE
(Automated Control Environment) - Windows database and reporting capability which automates accounting functions for mutual fund settlement, gain/loss tracking, dividend/capital gains settlement and tax withholding tracking.

AHD	(Automated Help Desk) - a Web based help desk application used to log and track transactional issues.

AOS
AOS (Advanced Output Solutions) Digital Reports - Provides access to and the ability to print certain print/mail output generated by the Document Solutions system in connection with services provided to customers of clients, such as customer statements, customer confirmations and customer tax forms.

CMS*
(Customer Management Suite) - the combination of functionalities, systems and subsystems which together provide the following capabilities: workflow management, electronic document processing, integrated Web-based front-end processing, customer relationship management and automated servicing of brokers and investors. The principal subsystems are Correspondence, Customer Relationship Manager (automates call center activities), Image and Operational Desktop and includes E-Forms.

COLD
(Computer Output to Laser Disk) - document management system that provides for the laser disc storage in a PC/server environment of certain data and documents generated on a mainframe and quick retrieval.

DAZL
(Data Access Zip Link) - application which extracts broker/dealer data at the representative level, branch level and broker/dealer level and third party administrator data from the transfer agent mainframe and transmits it to Company designated end users for viewing.

DRAS
(Data Repository and Analytics Suite) - a relational data base for management reporting which consists of the Company’s entire customer information base as copied nightly from the transfer agent mainframe and includes an integrated reporting tool.

FeeMan
(Fee Manager) - application that facilitates the management, processing and payment of  amounts owed by Funds to financial intermediaries as distribution expenses through: mapping and automatic loading of invoices, comparison of current invoice to past invoices and available subaccounting and transfer agency records, accrual and payment of fund-designated fees without invoices, export of approved payments to third party fulfillment or DTCC settlement system or automated payment from Fund transfer agency accounts, allocation of payments to specific funding sources, modeling of fees and comparison of model to historical data, historical fee analytic capability, invoice analytics that detect invoice variance trends; analytic reports.

FPT
(Fund Pricing Transmission) (formerly known as PRAT) - application that receives fund price and rate information from fund accounting agents on a nightly basis, edits and performs quality control checks on the information, then uploads the prices and rates to the mainframe recordkeeping system, allows the user the ability to view, enter, upload, download, and print price/rate information.

Execution Version

FSR
(Full Service Retail) - principal transfer agent mainframe system which performs comprehensive processing and shareholder recordkeeping functions, including: transaction processing (purchases, redemptions, exchanges, transfers, adjustments, and cancellations), distribution processing (dividends and capital gains), commission processing and shareholder event processing (automatic investment plans, systematic withdrawal plans, systematic exchanges); creating and transmitting standard and custom data feeds to support printed output (statements, confirmations, checks), sales and tax reporting.  FSR interfaces and exchanges data with various surround systems and subsystems and includes a functionality providing for direct online access. Also includes a functionality that temporarily stores systems-generated reports electronically before being transferred to COLD.

IAM
(Internet Account Management, also known as NextGen) - application permitting account owners via the Internet to view account information and effect certain transactions and account maintenance changes and includes administrator site.

NSCC*
(National Securities Clearing Corporation) - application allowing web-based utility at user’s desktop to support processing linked to NSCC activity, including networking, Fund/SERV, DCC&S, Commission/SERV, mutual fund profile, and transfer of retirement assets, and includes NEWS (NSCC Exception Workflow Processing) which provides for the inputting of reject and exception information to the NSCC system.

Mobius	Document management system that provides for the storage and retrieval of reports generated on a mainframe.

OOM
(Online Output Management) - functionality permitting user to view within the Document Solutions processing system (performs print mail and tax form production and fulfillment services) the location of a specific output, such as a confirmation or statement, in the Document Solutions work flow.

OmniAccess
Platform providing access to and use of 12b-1 omnibus data across fund complexes and their broker-dealer distributors that automates 12b-1 invoice administration and reconciliation processes. Includes capability to view, store, query and research historical 12b-1 data online, sort and export data in CSV and Excel file formats, access 12b-1 processing parameters and rules, compare past and current payments, and research and query data. Access to broker-dealer omnibus data requires the approval of the broker-dealer in dealer agreements or other written format.

RECON      (Reconciliation) - application automating bank DDA (Demand Deposit Account) reconciliation.

TRS
(Tax Reporting Service) - functionality performing all applicable federal and state tax reporting (tax form processing and corrections), tax-related information reporting, and compliance mailings (including W-9, W-8, RMD, B-Notice, and C-Notice).

Execution Version

22c-2 System
The data warehousing, analytic and administrative applications together with the related software, interfaces, functionalities, databases and other components provided by BNY Mellon to assist fund sponsors and their principal underwriters in satisfying requirements imposed by Rule 22c-2.

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*
For clarification:  Company or a Permitted User may be given a right to access and use one or more separable components of this system rather than the entire system and any right to access and use one of more of such separable components is limited to the functionalities of the separable components even if certain of functionalities of the separable components may include integration points with functionalities of other system components.

[End to Exhibit 1 to Schedule B]
[End to Schedule B]

Execution Version

Schedule C

Dated:  May 1, 2017

The Bank of New York  Mellon
301 Bellevue Parkway
Wilmington, DE 19809

Re:	Letter Agreement Relating to the Demand Deposit Accounts Established at The Bank of New York Mellon for the Benefit of the Fund

Dear Sirs:

This Schedule C constitutes Schedule C to the “ASA”, which is hereby defined to mean the Administrative Services Agreement, dated as of the date indicated above, between The Bank of New York Mellon, through its Alternative Investment Services group (“BNYM-AIS”) and each of Ironwood Institutional Multi-Strategy Fund LLC (“Master Fund”) and Ironwood Multi-Strategy Fund LLC (“Feeder Fund”), severally and not jointly (each, a “Fund”)  Capitalized terms not defined in this Schedule C shall have the meaning ascribed to them in the ASA.

The Funds are each party to a Custody Agreement with The Bank of New York Mellon (the “Bank”) dated as of October 28, 2010.  Each respective Global Custody Agreement, as it may have been amended to date, is referred to herein with respect to each Fund, as the “Custody Agreement”.

The ASA provides, among other things, for BNYM-AIS to provide cash administration services to the Fund, utilizing one or more demand deposit accounts or other accounts established at the Bank in the name of Fund or in the name of BNYM-AIS for the benefit of the Fund (the “DDA”). In particular, BNYM-AIS will utilize the DDAs (i) to accept payments for the purchase of Fund shares and forward such payments once funds have been collected to the Bank for deposit into the custody account of the Fund established with the Bank pursuant to the Custody Agreement (“Custody Account”); and (ii) in connection with redemptions of Fund shares by Fund shareholders and with cash distributions effected by the Fund, such as dividend payments and capital gains distributions, to accept monies from the Bank drawn from the Custody Account and to remit such amounts to appropriate parties.

In connection with BNYM-AIS’s performance of transfer agency services and in particular the cash administration services described above, BNYM-AIS may be notified of a Fund payment obligation that BNYM-AIS as transfer agent is expected to satisfy, such as a same-day settlement obligation with the NSCC, by forwarding payment to the NSCC or other obligee but the amount required to satisfy the particular payment obligation of the Fund may exceed the amount of funds then available for transfer in the relevant DDAs (such excess amount if transferred by BNYM-AIS being hereinafter referred to as an “Overdraft Amount”).

The need to transfer an Overdraft Amount may occur due to any one or more of the transfer needs of the Fund that arise in the ordinary course of the Fund’s business, such as, by way of illustration, and not limitation: transfers needed in order to satisfy the Fund’s same day settlement obligations with the NSCC; and purchase payments being forwarded to the Custody Account one day after receipt while the check representing the payment takes more than one day to clear.

Execution Version

Each Fund, on its own behalf, and not on behalf of any other Fund, acknowledges, consents and agrees with the statements made above and as follows:

Overdraft Amounts shall constitute overdrafts, outstanding indebtedness and an outstanding obligation of the Fund under the Custody Agreement and shall be deemed to be a loan made by the Bank to the Fund.

The Fund agrees that the Bank shall at no time be under any obligation whatsoever to extend credit in connection with the transfer agency activities conducted by BNYM-AIS on behalf of the Fund and in particular the cash administration activities described herein, including without limitation an extension of credit constituting an Overdraft Amount, even if it has done so as part of a regular pattern of conduct, and that the Bank may at any time in its sole discretion and without notice decline to continue or re-extend any such credit.

Notwithstanding the absence of an obligation to do so, the Bank may in its sole discretion elect to transfer on behalf of the Fund an amount of funds that constitutes an Overdraft Amount and that by electing to transfer funds constituting an Overdraft Amount the Bank does not, even if it has transferred funds constituting Overdraft Amounts as part of a regular pattern of conduct in the past waive any rights under this letter agreement or assume the obligation it has expressly disclaimed in the immediately preceding paragraph and the Bank may at any time in its sole discretion and without notice decline to continue to make such transfers.

The Fund is at all times obligated to pay to the Bank an amount of money equal to the Overdraft Amounts and such amounts are payable, and shall be paid, together with such accrued interest as may be charged by the Bank in accordance with the Custody Agreement, by the Fund immediately upon demand by the Bank, except that to the extent the Fund repays outstanding Overdraft Amounts and any accrued interest to BNYM-AIS pursuant to Section 10(c)(iv) of the ASA, the Fund’s obligation to repay that amount to the Bank pursuant to this letter agreement shall be deemed satisfied

In order to secure repayment of Overdraft Amounts, the Fund agrees that the Bank shall to the maximum extent permitted by law have a continuing lien, security interest, security entitlement and right of setoff in and to any property, including without limitation, any investment property or any financial asset, of the Fund at any time held by the Bank for the benefit of the Fund or in which the Fund may have an interest which is then in the Bank’s possession or control or in possession or control of any third party acting on the Bank’s behalf.  In addition, at any time when the Fund shall not have honored any of its obligations, the Bank shall have the right without notice to the Fund to retain or set-off, against such obligations, any cash the Bank may directly or indirectly hold for the account of the Fund, and any obligations (whether matured or unmatured) that the Bank may have to the Fund.

This Agreement has been duly authorized, executed and delivered by the Fund, constitutes its valid and legally binding obligation, enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits its execution or performance of this agreement.

This agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof.  The parties consent to the exclusive jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder.  The parties hereby waive any right to trial by jury they may have in any action or proceeding involving, directly or indirectly, any matter in any way arising out of, related to, or connected with, this agreement.

Execution Version

A Custodied Portfolio (as defined below) that is added to the ASA after the Effective Date and thereby becomes a party to the ASA shall automatically and without further action by any party become a party to this Schedule C.  “Custodied Portfolio” means (i) a Portfolio which is party to a custody agreement with The Bank of New York Mellon, or (ii) a Portfolio of an Investment Company that is party to a custody agreement with the Bank of New York Mellon pursuant to which assets of the Portfolio are held in custody.

This agreement may be signed in one or more separate counterparts, each of which shall be an original and all of which taken together shall constitute the same instrument.

Ironwood Institutional Multi-Strategy Fund LLC
Ironwood Multi-Strategy Fund LLC

By:	/s/ Jonathan A. Gans

Name:	Jonathan A. Gans

Title:	Director

ACKNOWLEDGED AND AGREED:

The Bank of New York  Mellon

By:	/s/ Dean Marziarz

Name:	Dean Marziarz

Title:	Director

Execution Version

Schedule D

Authorized Persons (All Funds)

Each of the following individuals is an “Authorized Person” of the “Fund”, as those terms are defined and used in the Administrative Services Agreement, dated as of May 1, 2017, by and among The Bank of New York  Mellon, through its Alternative Investment Services group  (“BNY Mellon”) and each of Ironwood Institutional Multi-Strategy Fund LLC and Ironwood Multi-Strategy Fund LLC, severally and not jointly (each, a “Fund”)

Name:	Alison Sanger

Name:	Laurie Chatoff

Name:	Molly Hogan

Name:	Martha Boero

Name:

Name:

Terms not specifically defined in this Schedule D shall have the meaning ascribed elsewhere in the Agreement.

BNY Mellon may at all times rely on the most recently dated Schedule D.   For clarification: this means that BNY Mellon will at all times and under all circumstances rely on and use a properly completed Schedule D until it is replaced by a properly completed Schedule D bearing a later date.  A Schedule D will take effect on the date signed by BNY Mellon.

For clarification: BNY Mellon is not obligated to verify signatures nor issue nor require any security IDs, passwords or other security codes in connection with its interaction with Authorized Persons in such capacity.

Ironwood Institutional Multi-Strategy Fund LLC		Acknowledged and accepted:
Ironwood Multi-Strategy Fund LLC
(each in its individual and separate capacity)		The Bank of New York Mellon

By:	/s/ Jonathan A. Gans	By:	/s/ Dean Marziarz

Name:	Jonathan A. Gans	Name:	Dean Marziarz

Title:	Director	Title:	Director

Date:	May 1, 2017	Date:	5/1/17

D-1